SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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BAKERS FOOTWEAR GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BAKERS FOOTWEAR GROUP, INC.
2815 Scott Avenue
St. Louis, Missouri 63103
Phone (314) 621-0699
April 27, 2005
Dear Shareholder:
      You are cordially invited to attend the Company’s Annual Meeting of Shareholders on June 7, 2005. We will hold the meeting at 10:30 a.m. at 2815 Scott Avenue, St. Louis, Missouri 63103, the address of our principal executive offices. In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. Detailed information relating to the Company’s activities and operating performance is contained in our 2004 Annual Report to Shareholders, which is also enclosed.
      Whether or not you plan to attend the Annual Meeting of Shareholders, we encourage you to vote your shares. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All shareholders must also present a form of personal identification in order to be admitted to the meeting. You may vote by mail or in person at the meeting.
      The Company will make available an alphabetical list of shareholders entitled to vote at the meeting for examination by any shareholder during ordinary business hours at the Company’s principal business offices located at 2815 Scott Avenue, St. Louis, Missouri 63103, from May 27, 2005, until the meeting.
      On behalf of the entire board, we look forward to seeing you at the meeting.

Sincerely,

PETER A. EDISON
Chairman of the Board of Directors and
Chief Executive Officer

BAKERS FOOTWEAR GROUP, INC.
2815 Scott Avenue
St. Louis, Missouri 63103
Phone (314) 621-0699

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 7, 2005

       The Annual Meeting of Shareholders of Bakers Footwear Group, Inc. will be held at 2815 Scott Avenue, St. Louis, Missouri, on Tuesday, June 7, 2005, at 10:30 a.m., Central Daylight Time, for the following purposes:

1. To elect six directors to serve until our next annual meeting;

2. To vote on a proposal to approve the Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan;

3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2005; and

4. To transact such other business as may properly come before the meeting.

By Order of the Board of Directors,
BAKERS FOOTWEAR GROUP, INC.

LAWRENCE L SPANLEY, JR.
Secretary
St. Louis, Missouri
April 27, 2005
IMPORTANT NOTICE
Please Vote Your Shares Promptly

QUESTIONS AND ANSWERS

Q.	When and where is the annual meeting?
      We will hold the annual meeting of shareholders on Tuesday, June 7, 2005, at 10:30 a.m., Central Daylight Time, at 2815 Scott Avenue, St. Louis, Missouri 63103.

Q.	Who is entitled to vote at the meeting?
      You are entitled to vote at the meeting if you owned shares as of the close of business on April 18, 2005, the record date for the meeting.

Q.	What am I being asked to vote on at the meeting?
      We are asking our shareholders to elect directors, approve the Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan and to ratify the appointment of our independent registered public accounting firm.

Q.	What vote of the shareholders is needed?
      Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. A majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present is required for the election of directors and all other items. In addition, under the rules of the Nasdaq National Market, the proposal to approve the Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan also requires the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy.

Q.	What do I do if my shares of common stock are held in “street name” at a bank or brokerage firm?
      If your shares are held in street name by a bank or brokerage firm as your nominee, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.

Q.	What happens if I return my signed proxy card but forget to indicate how I want my shares of common stock voted?
      If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors, “FOR” the approval of the Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan and “FOR” the ratification of our independent registered public accounting firm.

Q.	What happens if I do not instruct my broker how to vote or if I mark “abstain” or “withhold authority” on the proxy?
      If you mark your proxy “abstain” or “withhold authority,” your vote will have the same effect as a vote against the proposal or the election of the applicable director. If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on routine matters such as the election of directors or ratification of the independent registered public accounting firm. Broker non-votes with respect to a matter will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the vote for that matter.

Q.	Can I change my voting instructions before the meeting?
      Yes. You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy, by a written revocation of your proxy sent to the Secretary of Bakers Footwear Group, Inc., or by voting at the meeting. The method by which you vote by a proxy will in no way limit your right to vote at the meeting if you decide to attend in person. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Q.	What do I need to do if I plan to attend the meeting in person?
      If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All shareholders must also present a form of personal identification in order to be admitted to the meeting.

BAKERS FOOTWEAR GROUP, INC.
2815 Scott Avenue
St. Louis, Missouri 63103
Phone (314) 621-0699
PROXY STATEMENT
       The board of directors of Bakers Footwear Group, Inc. is soliciting proxies from its shareholders in connection with the Company’s Annual Meeting of Shareholders to be held on Tuesday, June 7, 2005, and at any and all adjournments thereof. The meeting will be held at 10:30 a.m. at 2815 Scott Avenue, St. Louis, Missouri.
      If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All shareholders, including record holders, must also present a form of personal identification in order to be admitted to the meeting.
      We first began sending to all shareholders of record this proxy statement and the accompanying form of proxy on or about April 27, 2005. We sent our 2004 Annual Report, including Form 10-K, excluding exhibits, to shareholders at the same time.
Shareholders Entitled To Vote
      You are entitled to vote (in person or by proxy) at the annual meeting if you were a shareholder of record at the close of business on April 18, 2005. On April 18, 2005, 6,102,481 shares of our common stock, par value $0.0001 per share, were outstanding and entitled to vote and no shares of our preferred stock were outstanding. There is no cumulative voting with respect to the election of directors. Shareholders of record are entitled to one vote per share on all matters.
Proxies and Voting Procedures
      Whether or not you expect to be present in person at the annual meeting, you are requested to complete, sign, date, and return the enclosed form of proxy. The shares represented thereby will be voted in accordance with your instructions. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of common stock may be voted only when represented by a properly executed proxy. If you hold your shares in street name through a bank or broker, your broker or bank will send you a separate package describing the procedures and options for voting your shares.
      You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy, by delivering a written revocation of your proxy to our Secretary or by voting at the meeting. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.
      Your properly completed proxy/voting instruction card will appoint Lawrence L. Spanley, Jr. and David M. Klemm as proxy holders, or your representatives, to vote your shares in the manner directed therein by you. Mr. Spanley is the Executive Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Klemm is the Assistant Secretary. Your proxy permits you to direct the proxy holders to: (i) vote “for” or withhold your votes from particular nominees for director, (ii) vote “for”, “against” or “abstain” from the proposal to approve the Bakers Footwear Group 2005 Incentive Compensation Plan, and (iii) vote “for”, “against”, or “abstain” from the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2005.
      All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly completed proxy will be voted “FOR” the nominees for director, “FOR” the approval of the Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan and “FOR” the ratification of the appointment of Ernst & Young LLP.

      As far as the Company knows, the only matters to be brought before the annual meeting are those referred to in this proxy statement. As to any other matters presented at the annual meeting, the persons named as proxies may vote your shares in their discretion.
Required Vote
      No business can be conducted at the annual meeting unless a majority of the outstanding shares entitled to vote are either present in person or represented by proxy at the meeting. Shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter, will be deemed to be represented for quorum purposes. Shares as to which voting instructions are given as to at least one matter will also be deemed to be so represented.
      A majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present is required for the election of directors, the approval of the Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan and all other items. For this purpose, shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the meeting as to such matter. As a result, abstentions and votes withheld have the same effect as votes cast against a proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (a broker non-vote), those shares will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the vote for that matter. A proxy which states how shares will be voted in the absence of instructions by a shareholder as to any matter will be deemed to give voting instructions as to that matter.
      Under the rules of the Nasdaq National Market, the proposal to approve the Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan also requires the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy. For this purpose, abstentions will be treated as votes cast and will have the same effect as a vote against. Broker non-votes will not be considered to be votes cast with respect to this matter and thus will have no effect on the outcome.
Information Regarding Board of Directors and Committees
Composition of Board of Directors
      Under the Company’s restated articles of incorporation, the number of directors shall be fixed by or in the manner provided in the Company’s restated bylaws. Under the Company’s restated bylaws, generally the number of directors of the Company is fixed, and may be increased or decreased from time to time, by resolution of the board of directors. In accordance with the Company’s restated bylaws, our board of directors has fixed the number of directors at six. Our board of directors is currently comprised of Peter A. Edison, Michele A. Bergerac, Andrew N. Baur, Timothy F. Finley, Harry E. Rich and Scott C. Schnuck, all with terms ending at the 2005 Annual Meeting of Shareholders. Prior to our initial public offering in February 2004, Mr. Edison was our sole director. Under the Company’s restated bylaws, all directors are elected at each annual meeting of shareholders, to hold office until the expiration of their term or until their respective successors are elected and shall qualify. The board has nominated all six directors to be elected at the 2005 annual meeting to serve until the next annual meeting, or until a successor is elected and has qualified, or until his or her earlier death, resignation or removal. Each nominee is currently a director of the Company.
      The ages, principal occupations, directorships held and other information as of April 15, 2005 with respect to our nominees and directors are shown below. There are no family relationships between any of our directors and executive officers.
      Peter A. Edison, 49, our Chairman of the Board and Chief Executive Officer, has over 27 years of experience in the fashion and apparel industry. Between 1986 and 1997, Mr. Edison served as director and as an officer in various divisions of Edison Brothers Stores, Inc., including serving as the Director of Corporate Development for Edison Brothers, President of Edison Big & Tall, and as President of Chandlers/ Sacha of London. He also served as Director of Marketing and Merchandise Controller, and in other capacities, for Edison Shoe Division. Mr. Edison received his M.B.A. in 1981 from Harvard Business School, and currently serves as chairman of the board of directors of Dave & Busters, Inc. He has served as our Chairman of the Board and Chief Executive Officer since October 1997.
      Michele A. Bergerac, 49, our President, a Director since February 2004, has over 27 years of experience in the junior and contemporary women’s shoe business including a 17-year career in various divisions of the May Company and six years with Bakers. Ms. Bergerac started at Abraham & Straus as an Assistant Buyer. Her buying and merchandising career with the May Company included positions at G. Fox, May Corporate, May Company California and Foley’s, where she was the Vice President of Footwear, prior to being hired by Edison Brothers as President of Edison Footwear Group in 1998. Ms. Bergerac has served as our President since June 1999.
      Edison Brothers Stores, Inc. filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on November 3, 1995. After an unsuccessful reorganization, Edison Brothers refiled for bankruptcy on March 9, 1999 and immediately commenced a liquidation of all its assets.
      Andrew N. Baur, 60, a Director since February 2004, has served as a member of the board of directors of Marshall & Ilsley Corporation since October 2002 and as Chairman of the Board of Southwest Bank of St. Louis, a wholly-owned subsidiary of Marshall & Ilsley Corporation, and formerly of Mississippi Valley Bancshares, Inc. since 1984. Mr. Baur previously served as Chairman of the Board and Chief Executive Officer of Mississippi Valley Bancshares, Inc., a bank holding company, which Marshall & Ilsley acquired in 2002. Mr. Baur is also a director of Wausau Paper Co.
      Timothy F. Finley, 61, a Director since February 2004, was Chairman of the Board and Chief Executive Officer of Jos. A. Bank Clothiers, Inc., a clothing retailer, from 1990 until his retirement in 1999. Mr. Finley was also a director of Cole National Corporation until October 2004.
      Harry E. Rich, 65, a Director since February 2004, has been Chief Financial Officer of the St. Louis Public School Board since November 2003. Mr. Rich served as Executive Vice President and Managing Director of Crown Capital Corporation, a boutique financial advisory firm, from 2001 until October 2003. Mr. Rich was Executive Vice President, Chief Financial Officer and a director of Brown Shoe Co., a $1.6 billion global footwear company, from 1983 until January 2000. He currently serves on the board of directors of Midwest Bank Centre, Inc.
      Scott C. Schnuck, 55, a Director since February 2004, is one of eight owners of Schnuck Markets, Inc., his family’s business. Mr. Schnuck joined his family’s business in September 1975 and became President and Chief Operating Officer in June 1991. Prior to his current positions, Mr. Schnuck served as Senior Vice President of Supermarkets and as Vice President of Marketing. In addition to his positions with Schnuck Markets, Inc., Mr. Schnuck has served as Vice President of various real estate partnerships, First Vice President of the Missouri Botanical Garden, and past Chairman of Junior Achievement of Mississippi Valley. Mr. Schnuck has also served as Treasurer of St. Louis Children’s Hospital.
Corporate Governance
      Our board of directors has determined that each of Messrs. Baur, Finley, Rich and Schnuck are independent under the rules of the Nasdaq National Market. Mr. Edison and Ms. Bergerac are both officers of the Company and thus are not independent under those rules. As a result, our board currently has a majority of independent directors under the rules of the Nasdaq National Market. In addition, our board of directors has determined that our independent directors will have regularly scheduled meetings at which only the independent directors are present. Our board of directors has also adopted a code of ethics and established an audit committee, compensation committee and a nominating and corporate governance committee and has adopted charters for each of these committees. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with, the applicable requirements of, the Sarbanes-Oxley Act of 2002, the rules of the Nasdaq National Market and Securities and Exchange Commission rules and regulations. These determinations have been made based on information provided by each of the directors regarding relationships and possible conflicts of interest between a director, his or her affiliates or members of his or her family and the Company.

Board Meetings and Committees
      During fiscal year 2004, prior to our initial public offering, Mr. Edison, as our sole director, took action two times by unanimous written consent. Subsequent to the consummation of our initial public offering on February 10, 2004, our board of directors met four times and took one action by unanimous written consent in fiscal year 2004. During fiscal year 2004, all incumbent directors attended 75% or more of the aggregate meetings of the board and of the board committees on which they served during the period they held office. All incumbent directors attended the 2004 Annual Meeting of Shareholders. Our board’s policy is that each member of the board should attend each annual meeting of the corporation, unless the director is unable to attend for good cause.
      Audit Committee. Our audit committee consists of Andrew N. Baur, Harry E. Rich and Timothy F. Finley, all of whom qualify as “independent directors” and as audit committee members under the Nasdaq National Market rules. Mr. Rich serves as chairman of the audit committee and has been determined to be an audit committee financial expert as defined in Item 401 of Regulation S-K. Our board of directors has also determined that each of our audit committee members is financially sophisticated as set forth in Rule 4350(d)(2)(A) of the Nasdaq National Market. Our audit committee is directly responsible for appointing and reviewing fee arrangements with our independent registered public accounting firm, and approving any non-audit services by our independent registered public accounting firm. Our audit committee reviews and monitors our internal accounting procedures and reviews the scope and results of the annual audit and other services provided by our independent registered public accounting firm. Our audit committee has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties. The audit committee is also responsible for overseeing our compliance with certain legal and regulatory requirements and for reviewing potential conflict of interest situations, including transactions with related parties. In addition, our audit committee is responsible for establishing procedures for handling any complaints we receive regarding accounting, internal controls, or auditing matters, as well as any confidential, anonymous submissions by any of our employees regarding concerns about questionable accounting or auditing matters. Since its formation in February 2004, the audit committee met five times and took no action by unanimous written consent during fiscal 2004. Our written audit committee charter was attached as Appendix A to our proxy statement for our 2004 Annual Meeting of Shareholders which was filed with the Securities and Exchange Commission (“SEC”). The SEC’s website is http://www.sec.gov. We do not have a corporate web site. As a result, none of our charters are available on a corporate web site.
      Compensation Committee. Our compensation committee consists of Andrew N. Baur, Timothy F. Finley and Scott C. Schnuck each of whom qualify as “independent directors” under the Nasdaq National Market rules and as “outside directors” under the Internal Revenue Code of 1986. Mr. Baur is chairman of the compensation committee. The compensation committee is responsible for making decisions, or making recommendations to the entire board of directors, regarding compensation arrangements for our executive officers, including annual bonus compensation, and evaluating the performance and compensation of our executive officers in light of our corporate goals and objectives. Our compensation committee consults with our management regarding compensation policies and practices and is responsible for administering any employee benefit plans and/or equity compensation plans that we may adopt. The compensation committee also makes recommendations to our board of directors concerning the adoption of any compensation plans in which management is eligible to participate, including the granting of stock options or other benefits under those plans. Since its formation in February 2004, the compensation committee met three times and took one action by unanimous written consent in fiscal 2004. Our written compensation committee charter was attached as Appendix B to our proxy statement for our 2004 Annual Meeting of Shareholders as filed with the SEC.
      Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Scott C. Schnuck, Andrew N. Baur and Harry E. Rich each of whom qualify as “independent directors” under the Nasdaq National Market rules. Mr. Schnuck serves as chairman of the nominating and corporate governance committee. Our board of directors has adopted a nominating and corporate governance committee charter and a director nomination policy which addresses the nominations process and other related matters as may be required by Federal law. In accordance with the committee’s charter, the committee is responsible for making recommendations to our board of directors concerning nominations to the board, including nominations to fill a vacancy (including a vacancy created by an increase in the board of directors). This committee is also charged with shaping corporate governance policies and codes of ethical and legal conduct, and monitoring compliance with such policies. Since its formation in February 2004, the nominating and corporate governance committee did not meet and took no action by unanimous written consent during fiscal 2004. Our written nominating and corporate governance committee charter was attached as Appendix C to our proxy statement for our 2004 Annual Meeting of Shareholders as filed with the SEC.
Director Nominations
      On February 26, 2004, our board of directors adopted a policy on director nominations. The nominating and corporate governance committee will consider candidates submitted from a variety of sources when reviewing candidates to fill vacancies on the board of directors, including recommendations by members of the board of directors, Company management, third party search firms and shareholders that submit recommendations in accordance with our prescribed procedures. The committee will seek to identify, evaluate and recruit the best available candidates, and will endeavor to evaluate qualified shareholder nominees on the same basis as those submitted by board members. Minimum qualifications and standards for director nominees include, among other criteria as determined by the board, senior management experience in business, government and/or other relevant organizations. Important experience would include retail experience and board membership with major organizations. Beyond these experiences and skill criteria, the committee will seek a diversity of viewpoints in order to better understand and anticipate changes in the environment (business, governmental and social) in which we operate. After the committee evaluates relevant factors relating to each candidate it will determine whether one or more candidates warrants further investigation. If the process yields one or more desirable candidates, the committee will further evaluate those candidates, including considering the candidates’ qualifications, the Company’s needs, the candidates’ interest, any interviews and appropriate background checks.
      Any shareholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Bakers Footwear Group, Inc., 2815 Scott Avenue, St. Louis, Missouri 63103:

•	Shareholder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age, business and residential address of candidate;

•	A detailed resume describing among other things the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations);

•	A supporting statement which describes the candidate’s reasons for seeking election to the board, and documents his/her ability to satisfy the described director qualifications;

•	Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of director;

•	The class and number of shares of our capital stock that are beneficially owned by the candidate;

•	A description of any arrangements or understandings between the shareholder and the candidate; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the board.
      Our Corporate Secretary will promptly forward such materials to the committee chair and our Chairman of the Board. Our Corporate Secretary will also maintain copies of such materials for future reference by the committee when filling board positions. Shareholders may submit potential director candidates at any time pursuant to these procedures. The committee will consider such candidates if a vacancy arises and at such other appropriate times. Notwithstanding the foregoing, the committee is not obligated to review any candidate for which the required information is not provided by the time set forth in our restated bylaws for the nomination of director candidates by a shareholder that is not approved by the committee or the board. Separate procedures apply, as provided in our restated bylaws, if a shareholder wishes to submit at an annual meeting a director candidate that is not approved by the committee or board. Please see “General Information — Shareholder Proposals.” There have been no material changes to these procedures since they were first adopted in February 2004.
      We have granted to Ryan Beck & Co., Inc., one of the representatives of the underwriters of our initial public offering, for a period of five years after February 5, 2004, the right to designate for election to our board of directors, and to solicit proxies in support of, one person. If Ryan Beck were to elect not to exercise this right or if its designee were not elected or was unable to serve, it would have the option to designate an observer to attend meetings of our board. We have agreed to reimburse Ryan Beck for its designee’s associated expenses. To date, Ryan Beck has not exercised its right to designate and we are not aware of any intention to do so.
Code of Business Conduct
      We have adopted a Code of Business Conduct (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as directors, officers and employees of the Company. The Code of Ethics requires, among other things, that our senior officers avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. Under the terms of the Code of Ethics, senior officers are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Code of Ethics has been filed as Exhibit 14.1 to our Annual Report on Form 10-K for fiscal year 2004 as filed with the SEC.
Shareholder Communications Policy
      Our board of directors has adopted a policy to provide a process for security holders to send written communications to our board. Any security holder wishing to send communications to our board should send the written communication and the following information to our Corporate Secretary, Bakers Footwear Group, Inc., 2815 Scott Avenue, St. Louis, Missouri 63103:

•	Security holder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age, business and residential address of security holder; and

•	Any individual director or committee to which the security holder would like to have the written statement and other information sent.
Compensation of Directors
      Prior to our initial public offering in February 2004, Mr. Edison, as our sole director, did not receive any separate director fees. During fiscal year 2004, our non-management directors received an annual retainer of $12,000, plus $1,000 per meeting attended, including committee meetings and meetings of the independent directors, and an initial grant of non-qualified stock options to purchase 5,000 shares of our common stock under the Bakers Footwear Group, Inc. 2003 Stock Option Plan, which we refer to as the 2003 Plan, at the exercise price of $7.75, the initial public offering price. On April 8, 2005, each non-management director received a grant of non-qualified stock options to purchase 3,000 shares of our common stock under the 2003 Plan. The options vest in five equal annual installments beginning on the anniversary date of the grant. Chairs of each of the audit, compensation and nominating and corporate governance committees also received an additional $3,000 during fiscal year 2004. We are also obligated to indemnify our directors against certain expenses in certain circumstances under Missouri law and our charter documents.
Compensation Committee Interlocks and Insider Participation
      Prior to our initial public offering in February 2004, we did not have a compensation committee or other committee performing similar functions. Decisions concerning the compensation of executive officers were made by Peter Edison, our Chairman of the Board and Chief Executive Officer, our sole director at the time. After our initial public offering in February 2004, Andrew N. Baur, Timothy F. Finley and Scott C. Schnuck

served on our Compensation Committee during the 2004 fiscal year. None of the members of the Compensation Committee had interlocking or other relationships with other boards or with the Company during the 2004 fiscal year that require disclosure under item 402(j)(3) of Regulation S-K. For a discussion of certain relationships and transactions regarding Messrs. Baur and Edison, see “Certain Relationships and Related Transactions” below which is incorporated herein by this reference.
Certain Relationships and Related Transactions
      Andrew N. Baur, one of our directors, is a director of Marshall & Ilsley Corporation and Chairman of Southwest Bank of St. Louis, a subsidiary of Marshall & Ilsley. Southwest Bank is a ten percent participant in our credit facility with Fleet Retail Group, Inc. Amounts paid pursuant to our credit facility are discussed below. Marshall & Ilsley acquired Mississippi Valley Bancshares, Inc. in October 2002. Prior to that transaction, Mr. Baur had been the Chairman and Chief Executive Officer and the owner of 12.5% of Mississippi Valley Bancshares, Inc. In June 1999, we borrowed $500,000 from Mississippi Valley Capital Company, which at that time was a subsidiary of Mississippi Valley Bancshares. The note was originally payable on January 31, 2003 and bore interest at an annual rate of 6%. In connection with this loan, Mississippi Valley Capital Company also acquired a warrant to purchase 76,907 shares of our common stock at an aggregate exercise price of $76.91. In connection with Marshall & Ilsley’s acquisition of Mississippi Valley Bancshares, the note and warrant held by Mississippi Valley Capital Company were transferred to Mississippi Valley Capital, LLC, a manager-managed limited liability company. Mr. Baur is one of the two managers of Mississippi Valley Capital, LLC, and his children are three of the four members. On January 31, 2003, the note and the warrant were extended when we amended and restated the note payable and warrant. The amended and restated note bore interest at the rate of 10% per annum and was due on March 1, 2004. The note and warrant were also secured by a security agreement covering substantially all of our assets in favor of Mississippi Valley Capital, LLC. Under the note, among other things, we were obligated to retain Peter Edison as our chief executive officer. The amended and restated warrant was redeemable on March 1, 2004, for $850,000. On March 1, 2004, we repaid the note and redeemed the warrant. We paid an aggregate of $20,799 in interest on the note during fiscal year 2004.
      Prior to our initial public offering in February 2004, our prior Class B shareholders beneficially owned more than 5% of our common stock. In October 1997, we entered into a subordinated note agreement under which as of January 3, 2004 we owed approximately $360,000 payable to our prior Class B shareholders. The note bore interest at 8% per annum. Payments of principal and interest of up to $50,000 were due quarterly over the term of the note through 2008. The note was secured by a security agreement, a $425,000 standby letter of credit and the personal guaranty of Peter Edison, our Chairman of the Board and Chief Executive Officer. On March 31, 2004, we repaid the note. We paid an aggregate of $367,105 in principal and interest to the note holders during fiscal year 2004.
      We have a $25.0 million secured revolving credit facility with Fleet Retail Group, Inc. As discussed above, Southwest Bank, of which Mr. Baur is Chairman, is a ten percent participant in the credit facility. Prior to September 1, 2004, Mr. Peter Edison provided a limited guaranty of collection under that facility up to $500,000. Effective, September 1, 2004, in connection with an amendment to the facility, Fleet released Mr. Edison’s guaranty under the facility. We paid or accrued an aggregate of $224,476 in fees and interest under the facility during fiscal year 2004 and $39,507 during fiscal year 2005 as of April 15, 2005. We repaid the balance of approximately $5.7 million under our credit facility with the proceeds of our initial public offering. The highest outstanding balance on our facility during fiscal 2004 was $5.7 million. As of April 15, 2005, the highest outstanding balance for fiscal 2005 was $5.1 million. On April 11, 2005, we repaid the outstanding balance on the facility with the proceeds of our private placement which closed on April 8, 2005. As of April 15, 2005, the effective interest rate applicable to our credit facility was 5.75%.
      Joseph Russell, who owned in excess of five percent of our shares outstanding prior to our initial public offering, is a part owner and executive officer of Elan-Polo Inc., one of our suppliers. During fiscal year 2004, we purchased approximately $450,000 in merchandise from Elan-Polo.

      In the first quarter of fiscal year 2002, we sold portions of our subordinated convertible debentures due 2007 as part of our offering of $4.9 million of our subordinated convertible debentures in a private offering to several investors, including each of Julian Edison ($500,000), one of our shareholders and a cousin of Peter Edison, an entity affiliated with Mississippi Valley Capital Company ($500,000), entities affiliated with Crown Capital Corporation ($900,000), of which Harry Rich, one of our directors, was serving at the time as Executive Vice President and Managing Director and to Special Situations Fund III, L.P. and certain of its affiliates ($3 million). In January 2003, the debentures held by the affiliate of Mississippi Valley Capital Company were transferred to a wholly owned subsidiary of Marshall & Ilsley, of which Andrew Baur, one of our directors, is a director. The subordinated convertible debentures initially were convertible into an aggregate of 448,302 shares of our common stock at a conversion price of $10.93. Pursuant to an exchange agreement entered into on January 2, 2004, we exchanged our subordinated convertible debentures for newly issued subordinated convertible debentures with our then current subordinated convertible debenture holders, including Julian Edison and the entities affiliated with Messrs. Baur and Rich. These new subordinated convertible debentures automatically converted into an aggregate of 653,331 shares of common stock at a conversion price of $7.50 upon the consummation of our initial public offering. The new subordinated convertible debentures generally had the same maturity and interest provisions as the extinguished subordinated convertible debentures. The old subordinated convertible debentures bore interest at the rate of 7% on January 1, 2003, which rate increased to 9% on January 1, 2004 and would have increased to 11% on January 1, 2005. We also agreed with the investors to register, concurrently with our initial public offering in a separate registration statement, for sale the common stock underlying the new subordinated convertible debentures. The holders of the common stock underlying the new subordinated convertible debentures agreed not to sell these shares until June 30, 2004 without the prior written consent of Ryan Beck & Co., Inc., one of the representatives of the underwriters in our initial public offering. We paid an aggregate of $49,000 in interest on the subordinated convertible debentures in fiscal year 2004 prior to conversion.
      In connection with the closing of our initial public offering, we sold to the representatives of the underwriters and their designees warrants to purchase 216,000 shares of common stock at an exercise price equal to $12.7875 per share, subject to antidilution adjustments. The representatives paid a purchase price of $0.0001 per warrant. The warrants were restricted from sale, transfer, assignment, pledge or hypothecation by any person until February 10, 2005, except to some directors, officers, employees and affiliates of the representatives. The warrant holders may exercise the warrants as to all or any lesser number of the underlying shares of common stock at any time during the four-year period commencing on February 10, 2005.
      We are required for a period of five years after February 10, 2004, (i) at the request of a majority of the warrant holders, to use our best efforts to file one registration statement, at our expense, covering the sale of the shares of common stock underlying the warrants and (ii) at the request of any holders of warrants, to file additional registration statements covering the shares of common stock underlying the warrants at the expense of those holders. We are required to maintain the effectiveness of any demand registration statement for up to nine consecutive months. Except for the registration rights that we have granted to the prior holders of our subordinated convertible debentures, we have agreed not to make any registered offering of our securities, with limited exceptions, or to include any other shares on any such demand registration statement, at any time that we are required to maintain the effectiveness of a demand registration statement, without first obtaining the consent of a majority of the holders of warrants and warrant shares that are not then held by the public or by us or other excepted persons who have a relationship with us and our affiliates. In addition, we are required to include the shares of common stock underlying the warrants in any appropriate registration statement we file during the six years following the consummation of our initial public offering.
      We have granted to Ryan Beck, for a period of five years after February 3, 2004, the right to designate for election to our board of directors, and to solicit proxies in support of, one person. The designee may be a director, officer, employee or affiliate of Ryan Beck. If Ryan Beck were to elect not to exercise this right or if its designee were not elected or was unable to serve, it would have the option to designate an observer to attend meetings of our board. We have agreed to reimburse Ryan Beck for its designee’s associated expenses.
      We agreed not to offer or sell until February 5, 2005, without the prior written consent of Ryan Beck, any shares of our common stock or securities convertible into our common stock, except for the registration of the shares of common stock held by the prior holders of our subordinated convertible debentures due 2007 or shares or options issued pursuant to employee benefit plans, stock options plans or other employee compensation plans existing at the time of our initial public offering or pursuant to then outstanding options, warrants or rights. We also agreed not to offer, sell or grant any options, warrants or other securities convertible or exchangeable for common stock to any of our directors, officers or employees at an exercise price less $7.75 per share for a period of three years without the prior written consent of the representatives. In addition, in connection with our initial public offering, all of our pre-initial public offering shareholders (including our director, director nominees and executive officers who owned shares at the time) and our option holders (excluding our warrant holders) approved and executed “lock-up” agreements pursuant to which each person generally agreed not to transfer any of our securities, with some exceptions, for a period of one year after February 5, 2004, without the prior written consent of Ryan Beck. Those persons also granted to Ryan Beck a right of first refusal with respect to certain sales under Rule 144 during that period.
      In connection with our initial public offering, we also entered into a financial advisory agreement with Ryan Beck, under which we have agreed to retain Ryan Beck as our financial advisor in connection with any strategic or financial transactions or other identified activities that we may undertake during the two-year term of the agreement. In exchange for these services, we have agreed to pay Ryan Beck a percentage of the total consideration or transaction value calculated as set forth in the agreement, related to such possible future transactions (with some exceptions) and to reimburse Ryan Beck for its reasonable expenses. We are not obligated under the agreement to enter into any transaction, and we have no current plans to do so during the term of the agreement, which Ryan Beck may cancel at any time upon 10 days notice to us.
      Prior to our initial public offering, Ryan Beck received placement agent and financial advisory fees aggregating $635,000 for services previously provided to us which were unrelated to the initial public offering. In connection with but prior to our initial public offering, Ryan Beck was reimbursed approximately $250,000 and was paid a $75,000 advance for out-of-pocket expenses and legal expenses. We paid approximately $1.9 million to the representatives of the underwriters as underwriting discounts and other fees in connection with our initial public offering, including the exercise of the underwriters’ over- allotment option. Ryan Beck was one of the representatives of the underwriters in our initial public offering. We also agreed to indemnify the underwriters and their controlling persons, and each of their directors, officers, employees and affiliates against some liabilities, including liabilities under the Securities Act and to contribute to payments that the underwriters may be required to make in connection with our initial public offering or any other transactions under the financial advisory agreement described above.
      On April 8, 2005, we closed a private placement with a number of institutional investors for the sale of 1,000,000 shares of our common stock and warrants (the “Investor Warrants”) to purchase 250,000 shares of common stock, subject to anti-dilution adjustments, at an exercise price of $10.18 per share, which are generally exercisable from October 5, 2005 until April 8, 2010, for which we received aggregate gross proceeds of $8.75 million, prior to payment of placement agent fees and expenses and other expenses. Net proceeds to us are expected to approximate between $7.25 million and $7.5 million. Under the purchase agreement, we have certain ongoing obligations to the investors, including furnishing certain information and indemnifying the investors for certain liabilities. One of the investors in the private placement, who purchased 50,000 shares, consisted of three funds affiliated with WSV Management, L.L.C., which we believe beneficially owns more than 5% of our common stock.
      Ryan Beck acted as placement agent for the April 8, 2005 private placement pursuant to an engagement letter with us and received placement fees of $700,000, consisting of a 5% transaction fee and 3% non-accountable expense allowance, and warrants to purchase 125,000 shares of common stock at an exercise price of $10.18 per share (the “Placement Agent Warrants”). Under the engagement letter, we previously paid Ryan Beck a $50,000 retainer and agreed to reimburse it for certain expenses, including legal fees of its counsel. We also are required to indemnify that counsel and Ryan Beck from certain liabilities. Under the engagement letter, we cannot offer for sale to, or solicit any offers to buy from, any person or persons any shares of common stock or any securities convertible or exercisable into shares of our common stock, with certain limited exceptions, other than through Ryan Beck. Ryan Beck also would be entitled to additional placement agent fees in the same percentages during the term of the engagement letter, which is not subject to termination until June 17, 2005, or for a period of 12 months following the termination of the engagement letter for certain other securities sales by us, unless any such future securities sales occur pursuant to a firm commitment underwriting in a public offering.
      In connection with the April 8, 2005 private placement, we entered into a registration rights agreement with the investors and Ryan Beck, which provides certain registration rights relating to the shares of common stock sold to the investors and issuable pursuant to the Investor Warrants, and to Ryan Beck, for the shares of common stock issuable pursuant to the Placement Agent Warrants (“Registrable Securities”). Under the registration rights agreement, we are obligated, at our expense, to file a registration statement with the SEC by May 8, 2005 covering the resale of the Registrable Securities. We are obligated to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable and generally will be obligated to keep the required registration statement effective for up to three years after the closing of the private placement. We also have certain other ongoing obligations, including providing the investors specified notices and certain information and indemnifying the investors and Ryan Beck for certain liabilities.
      If the registration statement required in connection with the April 8, 2005 private placement is not filed with the SEC by May 8, 2005, then we will be subject to liquidated damages penalties equal to 1.0% of the aggregate purchase price for each 30 day period or pro rata for any portion thereof in excess of the allotted time until the registration statement is filed. We are also subject to liquidated damages penalties, to the extent we exceed the allotted time, in a like amount in the event that the required registration statement is not effective within 90 days after the closing (120 days if the registration statement is reviewed by the SEC) or after effectiveness if sales cannot be made pursuant to the registration statement for any reason, including our failure to maintain the registration statement, subject to our right to suspend use of the registration statement for not more than 30 consecutive days or for a total of more than 60 days in any 12 month period in certain circumstances. We have also agreed to register in the registration statement relating to the private placement the 162,000 shares of common stock underlying the warrants granted to Ryan Beck or its designees in connection with our initial public offering.
      The private placement warrantholders are entitled to receive shares of our common stock under a cashless exercise provision equal to the value of the warrants if the required registration statement has not been declared effective by April 8, 2006, or if sales of such shares cannot be made for any reason, subject to limited exceptions. We have the right to call the Investor Warrants, unless earlier exercised, at a redemption price equal to $0.01 per share of common stock then purchasable by the warrants in the event that the closing bid price of a share of our common stock equals or exceeds $25.00 per share, subject to adjustment, for any 20 consecutive trading days commencing after the registration statement relating to the shares underlying the Investor Warrants is effective. Under the terms of the Investor Warrants, we are required to exercise such right within one business day immediately following the end of any such 20 day trading period. We also have certain other ongoing obligations to the warrant holders under the terms of the Investor Warrants. The Placement Agent Warrants generally have the same terms and conditions as the Investor Warrants. However, the cashless exercise provision of the Placement Agent Warrants is generally available to the Placement Agent and not subject to restrictions. In addition, the Placement Agent Warrants do not contain a call provision.
      In connection with the April 8, 2005 private placement, Peter Edison and a member of his family agreed not to offer, sell, transfer, or otherwise encumber or dispose of any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, other than gifts, as to which the donee(s) agree to be bound by the restrictions, and intrafamily transfers including transfers to trusts for the benefit of such persons or their families in which the transferee(s) agree to be bound by the restrictions, for a period of 90 days after the effectiveness of the registration statement covering the shares of common stock sold and issuable pursuant to the Investor Warrants and Placement Agent Warrants, without the prior written consent of the holders of the majority of the shares of common stock purchased by the Investors.
Election of Directors (Proxy Item No. 1)
      The shareholders are being asked to elect as directors on our board of directors Mr. Peter A. Edison, Ms. Michele A. Bergerac and Messrs. Andrew N. Baur, Timothy F. Finley, Harry E. Rich and Scott C.

Schnuck to terms ending with the next annual meeting, or until a successor is elected and qualified, or until his or her earlier death, resignation or removal. Each nominee is currently a director of the Company. For more information regarding the nominees for director, see “Information Regarding Board of Directors and Committees” above. Proxies cannot be voted for a greater number of persons than the number of nominees named.
      The board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as our board may recommend.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE
NOMINEES FOR DIRECTOR.

Approval of Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan (Proxy Item No. 2)
      The board of directors, on March 10, 2005, adopted the Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan (the “2005 Plan”) subject to approval of the shareholders. The 2005 Plan’s purpose is to create an incentive for executive, managerial and other salaried employees, as well as consultants and directors, to remain with us, to work for the achievement of our strategic objectives and to further align their interests with those of the Company. The compensation committee of the board of directors (the “Committee”) will administer the 2005 Plan which permits the granting of a variety of stock-based awards.
      Awards under the 2005 Plan may be made in the form of performance shares, restricted stock and other stock-based awards which may be earned by achieving performance objectives, service requirements and/or other criteria as determined by the Committee. The Committee will have plenary authority to determine to whom and the times at which awards will be made under the 2005 Plan. The Committee will have plenary authority to interpret the plan, to prescribe, amend and rescind rules and regulations relating to the plan and to determine the terms and provisions of the awards granted under the plan. The Committee will determine what consideration, if any, we will receive under the awards.
      The complete text of the 2005 Plan is set forth in Appendix A to this proxy statement. The following summary of certain provisions of the 2005 Plan is qualified by reference to the text of the 2005 Plan.
      Participants in the 2005 Plan may be executive, managerial and other salaried employees, and consultants and directors of the Company who are determined by the Committee, in its discretion, to be eligible for awards thereunder. We estimate that approximately six executive officers, sixteen salaried employees and four non-management directors may receive performance share awards, restricted stock or other stock-based awards under the 2005 Plan.
      The number of performance shares, restricted shares or shares granted under other stock-based awards, which may be issued under the 2005 Plan, may not exceed 250,000 shares of common stock, par value $0.0001 per share (which number shall be adjusted to reflect any subsequent stock dividends, stock splits, reverse stock splits and similar matters affecting the number of outstanding shares of our common stock). In the event an award of shares related to performance share awards or restricted stock awards is canceled, forfeited, terminated or otherwise expires due to termination of a participant’s employment, failure to meet performance objectives, or for any other reason, the Committee may again use such shares for the granting of subsequent awards.
      The number of shares with respect to which performance shares may be granted to any individual during any performance period may not exceed one hundred thousand (100,000) shares, subject to the anti-dilution provisions provided in the 2005 Plan. The number of shares with respect to which restricted shares or shares granted under other stock-based awards may be granted to any individual during any year may not exceed one hundred thousand (100,000) shares of each type of award, subject to the anti-dilution provisions provided in the 2005 Plan.

Performance Share Awards
      An award of performance shares represents the right of the participant to receive shares of common stock (or equivalent value) if specified performance objectives are achieved. The performance objectives may be established from time to time by the Committee and need not be the same for all participants. The performance objectives may include any of the measures listed below or any other measure, or multiple measures, the Committee may adopt.
      Payment under the performance share awards will be contingent upon the achievement of performance objectives established by the Committee. Each performance program will have one or more specified objectives and performance periods over which the objectives are targeted for achievement. The Committee may provide a minimum performance target and may provide for payment on a reduced scale if the targeted objective is not achieved but the minimum performance target is met or exceeded.
      Participation in a specific performance program and the terms of the corresponding performance share award will be specified in a notice of award delivered to the participant at the time of granting the award. Participants may be awarded performance shares in any one or more of the performance programs. The number of shares per award and the award frequency will be determined at the discretion of the Committee. In determining the participants in any performance program, the Committee may take into account such factors as the Committee deems relevant, including but not limited to, in its discretion, the participant’s level of responsibility, job performance, level and types of compensation, and number of shares of common stock owned by the participant. The Committee may determine terms and conditions for any performance program or performance share award, including vesting conditions, in the payment of performance share awards following the end of a performance period. The Committee may require participants to own shares of common stock as the Committee may determine to be appropriate, and may require the participant to provide proof of such ownership and to report any changes in that ownership during the performance period.
      The Committee, in its discretion, may amend or modify the terms of any program or any performance share award so long as the total distributions does not exceed the number of shares reserved under the 2005 Plan, as specified above.
      The amount which a participant will be entitled to receive following the performance period will be determined by the Committee based upon whether the targeted performance objectives were met and, if applicable, whether any minimum performance target is met and the percentage or amount by which such performance target has been met.
      Distributions may be made in shares of common stock (which may include stock with restrictions attached), or equivalent value of such common stock in cash, in the Committee’s discretion, but the aggregate number of shares of common stock issued under the 2005 Plan may not exceed the number specified above.
      Unless otherwise determined by the Committee, in order to receive distribution of performance share awards, or payment in respect of such awards, a participant must be employed by the Company or a subsidiary on the expiration of the performance period and must have been continuously employed by the Company or a subsidiary from the time of the performance share award, except for leaves of absence which are approved by the Committee. The Committee in its discretion may make full, pro-rata, or no share distributions to a participant in the event of retirement or termination of employment due to death, disability or otherwise. If termination is on account of death, the Committee may make any distribution it authorizes to the participant’s surviving spouse, heirs or estate.
Restricted Stock Awards
      The Committee may grant participants restricted stock awards, including but not limited to awards of shares of performance-accelerated restricted stock. The terms and conditions of such awards, including restrictions on transfer or the ability of the participant to make elections with respect to taxation of the award without the consent of the Committee, will be determined by the Committee.

      Participants holding restricted stock awards will be entitled to receive dividends payable on, and to vote, the restricted shares covered by any restricted stock award, unless otherwise provided in the restricted stock award.
      Unless otherwise provided in the restricted stock award, the restricted shares will be automatically forfeited by a participant whose employment with the Company or a subsidiary is terminated, with or without cause, prior to the vesting of the restricted shares. However, the Committee, in its discretion may vest such restricted shares in full, pro-rata or not at all in the event of a participant’s retirement or termination of employment due to death, disability or otherwise. If termination is on account of death, the Committee may vest the restricted shares in the participant’s surviving spouse, heirs or estate in such portion or no portion as the Committee determines.
      Unless otherwise provided or allowed by the Committee, prior to the vesting of a restricted stock award, the Company or its designee may hold the restricted shares covered by such award, and such restricted shares may not be sold, exchanged, gifted, transferred or hypothecated in any manner.
Other Stock-Based Awards
      The Committee may from time to time grant other stock-based awards including without limitation those awards pursuant to which shares may be acquired in the future, such as awards denominated in common stock, stock units, securities convertible into common stock and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable agreement for, the terms and conditions of such other stock-based awards. The Committee may, in its sole discretion, direct the Company to issue shares of common stock in respect of other stock-based awards subject to restrictive legends, stop transfer instructions or other restrictions as it may deem appropriate.
Amendment And Termination of 2005 Plan
      The 2005 Plan may be terminated at any time and amended by the Committee; provided that no amendment shall be made without the approval of the shareholders if such amendment would modify the requirements as to eligibility for participation in the 2005 Plan or if such amendment requires shareholder approval under applicable law or rule.
      The 2005 Plan will terminate on March 10, 2015, but performance share awards, restricted stock awards or other stock-based awards outstanding at the termination of the 2005 Plan will continue in accordance with their terms and will not be affected by such termination.
Market Value of Common Stock
      On April 18, 2005, the closing market price per share of the Company’s common stock was $9.90, as reported on the Nasdaq National Market.
Other Terms
      Change of Control. The 2005 Plan generally defines a change of control as:

•	the acquisition of beneficial ownership of 50% or more of our common stock or combined voting power by any person, entity or group (as defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934), except for Peter Edison and Bakers;

•	specific changes to our incumbent board of directors; or

•	approval of a reorganization, merger or consolidation in which our then current shareholders would not thereafter own more than 50% of our voting stock.
      In the event of a “change of control” of the Company, participants then holding performance share awards are entitled to receive the performance shares (or equivalent value), free of any conditions and as if the specified performance periods had elapsed and the performance objectives had been fully achieved. For participants holding restricted shares, the vesting period for such shares held by a participant then outstanding will be accelerated and the conditions will be deemed satisfied so that the participants then holding the restricted shares generally will immediately hold such shares fully vested and without any continuing restrictions. Participants holding other-stock-based awards will have such rights as determined by the Committee at the time such other stock-based award is originally made, or if no such additional rights are given at such time, at any time prior to or following the change of control.
      No Rights. Participants in the 2005 Plan will not have the right to continue in the employ of the Company or have any right to a continuation of any level of compensation because of being a participant in the plan. The grant of performance share awards will not create any rights in a participant as a shareholder of the Company until such time and to the extent that the participant is delivered shares of common stock in satisfaction of such participant’s performance share awards, restricted stock awards or other stock-based awards. The grant of restricted share awards will not create any other rights in a participant as a shareholder of the Company until such shares are vested, unless otherwise determined by the Committee. The grant of other stock-based awards to a participant will not create any rights in a participant as a shareholder of the Company until such time and to the extent that the participant is delivered shares of common stock in satisfaction of such participant’s other stock-based awards. The Company may, but is under no obligation to, register shares of Common Stock issuable pursuant to the 2005 Plan under the Securities Act of 1933.
      Performance Criteria. The performance criteria for performance share awards, restricted stock awards and other stock-based awards made to any “covered employee” (as defined in section 162(m) of the Internal Revenue Code), and which are intended to qualify as “performance-based compensation” (as defined in section 162(m) of the Internal Revenue Code), will consist of objective tests based on one or more of the following criteria: earnings; sales; sales growth; cash flow; profitability; customer satisfaction; investor relations; revenues; financial return ratios; market performance; shareholder return and/or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits or income; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; gross margin; operating margin; net margin; expense margins; EBIT margin; EBIT growth; EBITDA margin; EBITDA growth; net assets; working capital; asset turnover; working capital turnover; accounts receivable turnover; accounts payable turnover; inventory turnover; inventory days outstanding; accounts receivable days outstanding; accounts payable days outstanding; debt to equity; debt to capital; current ratio; return on equity; return on assets; return on net assets; return on average assets; return on invested capital; return on gross assets; cash flow return on investment; price to earnings ratio; market to book ratio; market to capital ratio; cost of capital; cost of debt; cost of equity; market risk premium; stock price appreciation; total shareholder return; economic value added; economic profit; sales growth percents; cash flow growth year over year; return on total capital, or any combination of the above. Performance criteria may be measured solely on a corporate, subsidiary, business unit or individual basis, or a combination thereof. The Committee may make adjustments to the awards as a result of stock dividends, stock splits, reverse stock splits and similar items.
Federal Income Tax Consequences
      Following is a brief discussion of the federal income tax consequences of the awards under the 2005 Plan.
      Performance Share Awards. A participant will not recognize income upon the award of performance shares. However, upon the payment of cash or shares of stock under the award, the participant will recognize ordinary income in an amount equal to the cash and the fair market value of the shares received, and the Company will be entitled to a deduction of the same amount. The holding period for purposes of determining whether a subsequent sale of any shares of stock received will constitute long or short term capital gain or loss (the “Holding Period”), begins on the date the shares are transferred to the participant.
      Restricted Stock Awards. A participant will not recognize income upon the grant of a restricted stock award. While the stock is forfeitable and nontransferable, any dividends paid to the participant are taxable as compensation income. Upon the date the restricted stock becomes vested (the “Vesting Date”), the participant will recognize compensation income in an amount equal to the fair market value of the stock as of the Vesting Date. The Holding Period begins on the Vesting Date.
      Under section 83(b) of the Internal Revenue Code, a participant may elect to recognize compensation income upon the date of receipt of the stock (“Section 83(b) Election”). If the participant makes a Section 83(b) Election, the following federal income tax consequences apply:

•	The participant will recognize compensation income in an amount equal to the fair market value of the stock as of the date of receipt of the stock.

•	The participant will not again recognize income on the Vesting Date.

•	Any dividends received after receipt of the stock will be taxed as dividends.

•	The Holding Period will begin on the date of receipt.

•	The Company will be entitled to a deduction in an amount equal to the fair market value of the stock as of the date the stock is transferred to the participant.

•	If the stock is later forfeited, no loss is recognized by the participant.
      A Section 83(b) Election must be made within 30 days after receipt of the restricted stock.
      Other Stock-Based Awards. A participant will not recognize income upon the grant of other stock-based awards, unless such award is in the form of the grant of shares of stock not subject to restrictions, in which case the participant will recognize ordinary income in an amount equal to the fair market value of such stock on the date of transfer, the Company will be entitled to a deduction of the same amount, and the Holding Period will begin on the date of transfer. In all other cases, the participant will recognize ordinary income upon payment under the other stock-based award in an amount equal to the cash and fair market value of property received as payment and the Company will be entitled to a deduction of the same amount.
      Special Deduction Limitation. Under Section 162(m) of the Internal Revenue Code, no deduction is allowed to the Company for compensation in excess of $1 million paid during a calendar year to our chief executive officer and our other four highest paid officers (other than the chief executive officer) whose compensation is required to be disclosed in the summary compensation table (the “Section 162(m) Limitation”). However, certain performance-based compensation is not subject to the Section 162(m) Limitation (“Performance-Based Compensation”). It is intended that any awards made under the 2005 Plan which would otherwise be subject to the Section 162(m) Limitation will qualify as Performance-Based Compensation.
      The foregoing statement is only a summary of the Federal income tax consequences of the 2005 Plan and is based on the Company’s understanding of present Federal tax laws, regulations and rulings. Since tax laws, regulations and rulings may change or interpretations may differ, each participant should consult his or her own tax advisor regarding the tax consequences related to participation in the 2005 Plan.
New Plan Benefits
      Because awards under the 2005 Plan are in the discretion of the Committee and no awards have yet been made under the 2005 Plan, awards to be received by individual participants are not determinable. In addition, future awards will be dependent on a number of factors. As a result, the benefits that might be received by participants in the future are not determinable. Because the 2005 Plan was not in effect during fiscal 2004 and we did not have a similar plan, the benefits or amounts which would have been received by the participants in the last completed fiscal year, if the plan had been in effect, are not determinable.
      This proposal requires the approval of a majority of shares entitled to vote and represented in person by proxy. Under the rules of the Nasdaq National Market, this proposal also requires the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy.

Equity Compensation Plan Information
      As of January 1, 2005, we had only the Baker Footwear Group, Inc. 2003 Stock Option Plan (the “2003 Plan”) under which our equity securities were authorized for issuance to employees or non-employee directors in exchange for goods or services. The 2003 Plan was approved by our shareholders prior to the consummation of our initial public offering.
      The following table shows for the 2003 Plan the number of shares of common stock to be issued upon exercise of options outstanding at January 1, 2005, the weighted average exercise price of those options, and the number of shares of common stock remaining available for future issuance, excluding shares to be issued upon exercise of outstanding options. We do not have any equity compensation plans assumed by us in mergers.
Equity Compensation Plan Table

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued	Weighted-Average	Equity Compensation Plans
	Upon Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	to be Issued Upon
Plan Category	Warrants and Rights	Warrants and Rights	Exercise)

Equity compensation plans approved by security holders(1)	568,592	$4.09	300,400

Total	568,592	$4.09	300,400

(1)	Prior to our initial public offering, we had a predecessor stock option plan in effect which allowed us to grant nonqualified stock options. Under the 2003 Plan, which was approved by our shareholders as of January 3, 2004, all of the options granted under the predecessor stock option plan are deemed to be covered by the 2003 Plan. All of the option holders under the predecessor plan also agreed to amend their option award agreements to have their options governed by the 2003 Plan on generally the same terms and conditions. At January 1, 2005, under the 2003 Plan, there was a total of 268,992 shares of common stock to be issued upon exercise of outstanding and fully exercisable options at a weighted average exercise price of $0.01 per share. On February 10, 2004, after the consummation of our initial public offering, we granted nonqualified stock options to purchase 304,500 shares of our common stock to certain of our employees and directors at an exercise price of $7.75 per share, the initial public offering price, pursuant to the 2003 Plan. Of these options, as of January 1, 2005, options relating to 4,900 shares have been forfeited. The options vest in five equal annual installments beginning on the first anniversary of the date of grant. As of January 1, 2005, there were an additional 300,400 shares of common remain available for future issuance (excluding shares to be issued upon exercise of outstanding options). In the first quarter of fiscal year 2005, our Compensation Committee authorized the grant of options relating to 200,000 shares of common stock, 194,700 of which have been granted as of April 15, 2005 at a weighted average exercise price of $11.30 per share, which are not reflected in the table above.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF THE BAKERS FOOTWEAR GROUP, INC. 2005 INCENTIVE COMPENSATION PLAN.

Ratification of Independent Registered Public Accounting Firm (Proxy Item No. 3)
      Our audit committee, pursuant to its charter, has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to examine the financial statements of the Company for our 2005 fiscal year.
      While the audit committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the audit committee and our board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The audit committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the audit committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the audit committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.
      A formal statement by representatives of Ernst & Young LLP is not planned for the annual meeting. However, Ernst & Young LLP representatives are expected to be present at the meeting and available to respond to appropriate questions. For a detailed listing of the fees paid by us to Ernst & Young LLP for professional services in fiscal year 2004, see “Principal Accounting Fees and Services.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2005.

Stock Ownership of Management and Certain Beneficial Owners
      The following table sets forth certain information, as of April 15, 2005, concerning the beneficial ownership of our common stock for:

•	each of our named executive officers;

•	each of our directors or nominees;

•	all of our directors, nominees and executive officers as a group; and

•	each person who is known by us to be the beneficial owner of more than 5% of our common stock.
      Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by him, her or it.

		Number of Shares		Approximate
	Number of Shares of	of Common Stock		Percentage of
	Common Stock	Underlying		Outstanding
	Beneficially Owned	Options Exercisable		Shares of
Name and Address(1)(2)	Excluding Options(2)	Within 60 Days	Total	Common Stock

Directors, Nominees and Executive Officers
Peter A. Edison(3)	880,221	—	880,221	14.42%
Michele A. Bergerac(4)	70,803	120,321	191,124	3.07%
Stanley K. Tusman(5)	12,500	61,160	73,660	1.20%
Mark D. Ianni(6)	4,943	61,160	66,103	1.07%
Andrew N. Baur(7)	103,743	1,000	104,743	1.72%
Joseph R. Vander Pluym(8)	2,500	13,816	16,316	*
Timothy F. Finley(9)	1,000	1,000	2,000	*
Harry E. Rich(10)	1,000	1,000	2,000	*
Scott C. Schnuck(11)	13,300	1,000	14,300	*
All executive officers and directors as a group (10 persons)(12)	1,093,510	271,273	1,364,783	21.41%
5% Owners (not included above)
Bernard A. Edison(13)	459,767	—	459,767	7.53%
Special Situations Fund III, L.P. and affiliates(14)	697,000	—	697,000	11.42%
FMR Corp. and affiliates(15)	477,100	—	477,100	7.82%
Royce & Associates, LLC(16)	388,400	—	388,400	6.36%
Pequot Capital Management, Inc. and affiliates(17)	350,000	—	350,000	5.74%
WSV Management, L.L.C. and affiliates(18)	318,423	—	318,423	5.22%

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise specified below, the business address of each of the above persons is: c/o Bakers Footwear Group, Inc., 2815 Scott Avenue, St. Louis, Missouri 63103.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or that are exercisable within 60 days of April 15, 2005 are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of counting the percentage ownership of each other person. The shares underlying unexercised options cannot be voted.

(3)	Represents 786,176 shares of our common stock owned by Peter A. Edison, our Chairman of the Board and Chief Executive Officer. Includes 7,890 shares owned by Mr. Edison’s wife and 86,155 shares owned by the Bernard A. Edison Revocable Trust, of which Mr. P. Edison is a co-trustee. Mr. P. Edison has shared voting and investment power with respect to the shares owned by the Bernard A. Edison Revocable Trust and by Mr. P. Edison’s wife. Does not include 25,000 shares underlying outstanding unvested options.

(4)	Represents 65,503 shares of our common stock held by the Michele Bergerac Revocable Trust. Also includes 4,700 shares held by Ms. Bergerac, 300 shares held by Ms. Bergerac’s son and 300 shares held by Ms. Bergerac’s daughter. Ms. Bergerac is our President and a director. Includes 120,321 shares of common stock subject to currently exercisable options. Does not include 36,000 shares underlying outstanding unvested options.

(5)	Represents 12,500 shares of our common stock held by the Stanley K. Tusman and Gail F. Tusman Declaration of Trust dated December 1, 1999. Mr. Tusman is our Executive Vice President — Inventory and Information Management. Includes 66,160 shares of common stock subject to currently exercisable options. Does not include 32,000 shares underlying outstanding unvested options.

(6)	Represents 4,943 shares of our common stock held in the name of Mark Ianni, our Executive Vice President — General Merchandise Manager and his wife, over which they share voting and investment power. Includes 66,160 shares of common stock subject to currently exercisable options. Does not include 22,000 shares underlying outstanding unvested options.

(7)	Represents 37,077 shares of our common stock held in trust for Mr. Baur, one of our directors. Also includes 66,666 shares of common stock held by a wholly owned subsidiary of Marshall & Ilsley Corporation, of which Mr. Baur is a director, over which Mr. Baur has shared voting and investment power. Includes 1,000 shares of common stock subject to currently exercisable options. Does not include 7,000 shares underlying outstanding unvested options.

(8)	Represents 2,500 shares of our common stock held in the name of Joseph Vander Pluym, our Executive Vice President — Stores and his wife, over which they share voting and investment power. Includes 13,816 shares of common stock subject to currently exercisable options. Does not include 42,000 shares underlying outstanding unvested options.

(9)	Represents 1,000 shares held by the Timothy F. Finley Revocable Trust u/a dated October 13, 2003 pursuant to which Mr. Finley, one of our directors, shares voting and investment power with his wife. Also includes 1,000 shares of common stock subject to currently exercisable options. Does not include 7,000 shares underlying outstanding unvested options.

(10)	Represents 1,000 shares of our common stock held in the name of Harry E. Rich, one of our directors and his wife, over which they share voting and investment power. Also includes 1,000 shares of common stock subject to currently exercisable options. Does not include 7,000 shares underlying outstanding unvested options.

(11)	Represents 13,300 shares of our common stock held in the name of Scott C. Schnuck, one of our directors. Also includes 1,000 shares of common stock subject to currently exercisable options. Does not include 7,000 shares underlying outstanding unvested options.

(12)	This group is comprised of Peter Edison, Michele Bergerac, Harry Rich, Andrew Baur, Mark Ianni, Lawrence Spanley, Stanley Tusman, Joseph Vander Pluym, Timothy Finley and Scott C. Schnuck. Includes 1,093,510 shares of common stock and 271,273 shares underlying options exercisable within 60 days. Does not include 215,000 shares underlying outstanding unvested options.

(13)	Represents 86,155 shares of our common stock owned by the Bernard A. Edison Revocable Trust. Mr. B. Edison is the father of Peter Edison and an advisor to the board of directors. Includes 254,955 shares owned by the Beatrice C. Edison Irrevocable Trust, of which Mr. B. Edison is a co-trustee. Includes 54,380 shares held by the David A. Edison Revocable Trust, of which Mr. B. Edison is a co-trustee. Also includes 64,277 shares held by Mr. B. Edison’s wife. Mr. B. Edison disclaims beneficial ownership of all shares held by the David A. Edison Revocable Trust and by his wife. Mr. B. Edison has shared voting and investment power with respect to the shares owned by the Beatrice C. Edison Irrevocable Trust, the David A. Edison Revocable Trust, the Bernard A. Edison Revocable Trust and his wife.

(14)	Consists of an aggregate of 697,000 shares of our common stock held by Special Situations Fund III, L.P., and its affiliates, including 150,000 shares of common stock owned by Special Situations Cayman Fund, L.P., 447,000 shares of common stock owned by Special Situations Fund III, L.P., and 100,000 shares of common stock owned by Special Situations Private Equity Fund, L.P. MGP Advisors Limited (“MGP”) is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. (“AWM”) is the general partner of MGP and the general partner of and investment adviser to the Special Situations Cayman Fund, L.P. MG Advisers, L.L.C. (“MG”) is the general partner of and investment adviser to the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM and MG. Through their control of MGP, AWM and MG, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above. The business address for each of these entities is 153 E. 53rd Street, 55th Floor, New York, NY 10022. The information in this footnote is primarily based on a Schedule 13G filed with the SEC on March 10, 2004 and other information provided to us.

(15)	Consists of an aggregate of 477,100 shares of our common stock over which FMR Corp. and affiliates reports the sole power to invest. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock. The interest of one person, Fidelity Advisors Small Cap Fund, an investment company registered under the Investment Company Act of 1940, in the common stock, amounted to 371,500 shares at December 31, 2004. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 477,100 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 477,100 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. The business address of Fidelity, Fidelity Advisors Small Cap Fund and FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. The information in this footnote is based on a Schedule 13G filed with the SEC on February 14, 2005.

(16)	Consists of an aggregate of 388,400 shares of our common stock reported as owned by Royce & Associates, LLC. The business address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019. The information in this footnote is based on a Schedule 13G filed with the SEC on January 21, 2005.

(17)	Shares beneficially owned by Pequot Capital Management, Inc. represent shares of common stock purchased in our private placement in April 2005, of which 212,900 shares of common stock are held of record by Pequot Scout Fund, L.P. and 137,100 shares of common stock are held of record by Pequot Mariner Onshore Fund, L.P. Excludes shares of common stock underlying warrants exercisable as of October 5, 2005 issued in connection with our April 2005 private placement of which warrants relating to 53,225 shares are held of record by Pequot Scout Fund, L.P. and warrants relating to 34,275 shares are held of record by Pequot Mariner Onshore Fund, L.P. Pequot Capital Management, Inc., which is the Investment Manager to the above named funds, exercises sole dispositive, investment and voting power for all the shares. Arthur J. Samberg is the sole shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership of the shares except to the extent of his pecuniary interest. The business address of each of these entities is 500 Nyala Farm Road, Westport, CT 06880. We generally have the right to call the warrants issued in April 2005 at a redemption price equal to $0.01 per share in the event that the closing bid price of our common stock equals or exceeds $25.00 per share for any 20 consecutive trading days commencing after the registration statement relating to the shares is effective. Pursuant to the private placement, these entities entered into agreements with us pursuant to which we have various obligations to them including registration obligations. The information in this footnote is primarily based on information provided to us.

(18)	Includes an aggregate of 315,923 shares of our common stock reported as beneficially owned by WSV Management, L.L.C., a Texas limited liability company (“WSV”), including (1) 88,600 shares for the account of WS Opportunity Fund, L.P., a Texas limited partnership (“WSO”), (2) 100,723 shares for the account of WS Opportunity Fund (Q.P.), L.P., a Texas limited partnership (“WSOQP”), and (3) 126,600 shares for the account of WS Opportunity Fund International, Ltd., a Cayman Islands exempted company (“WSO International”). According to a Schedule 13G/ A and information provided to us, each of the above named entities has sole voting and disposition power with respect to the shares described above. WSV is the general partner of WS Ventures Management, L.P., a Texas limited partnership (“WSVM”). WSVM is the general partner of WSO and WSOQP and the agent and attorney-in-fact for WSO International. Reid S. Walker, G. Stacy Smith and Patrick P. Walker are principals of WSV. According to the Schedule 13G/ A, Reid S. Walker and G. Stacy Smith are the beneficial owners of the shares beneficially owned by WSV and WSVM for the accounts of WSO, WSOQP and WSO International. Patrick P. Walker is the beneficial owner of 318,423 shares, which includes 315,923 shares beneficially owned by WSV and WSVM for the accounts of WSO, WSOQP and WSO International, 1,000 shares held directly and 1,500 shares held by a trust for which Patrick P. Walker serves as trustee. WSV and WSVM are the beneficial owners of 315,923 shares of common stock, which includes shares beneficially owned by WSO, shares beneficially owned by WSOQP and shares beneficially owned by WSO International. The principal business address for these entities is 300 Crescent Court, Suite 880, Dallas, Texas 75201. On April 8, 2005 we sold 15,400, 14,200 and 20,400 shares of common stock to WSOQP, WSO and WSO International, respectively, in a private placement, which are included above. Excludes warrants to purchase 3,850, 3,550 and 5,100 shares of our common stock issued to WSOQP, WSO and WSO International, respectively, at an exercise price of $10.18 which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 2005 private placement. We generally have the right to call the warrants issued in April 2005 at a redemption price equal to $0.01 per share in the event that the closing bid price of our common stock equals or exceeds $25.00 per share for any 20 consecutive trading days commencing after the registration statement relating to the shares is effective. Pursuant to the private placement, these entities entered into agreements with us pursuant to which we have various obligations to them including additional registration obligations. For more information, please see “Certain Relationships and Related Transactions”, which is incorporated herein by reference. The information above in this footnote is primarily based on a Schedule 13G/ A filed with the SEC on February 14, 2005 and on information provided to us.

Executive Compensation
Summary Compensation Table
      The following table sets forth certain information with respect to the compensation paid or awarded by us to our chief executive officer, Mr. Peter Edison, and the four most highly compensated other executive officers, the “named executive officers,” for our last three fiscal years:

					Long-Term Compensation

					Awards		Payouts
		Annual Compensation
					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
	Fiscal	Salary	Bonus	Compensation	Awards	Options	Payouts	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)	(#)	($)	($)(3)

Peter A. Edison	2004	300,962	38,125	—	—	—	—	384
Chairman of the Board and	2003	290,000	145,000	—	—	—	—	—
Chief Executive Officer	2002	282,596	—	—	—	—	—	—
Michele A. Bergerac	2004	300,962	38,125	—	—	—	—	623
President and Director	2003	290,000	145,000	—	—	—	—	1,200
	2002	282,596	—	—	—	—	—	—
Stanley K. Tusman	2004	230,711	29,563	—	—	—	—	5,557
Executive Vice President —	2003	215,000	107,500	—	—	—	—	6,118
Inventory and Information	2002	215,000	—	—	—	—	—	4,951
Management
Mark D. Ianni	2004	212,038	26,875	—	—	—	—	478
Executive Vice President —	2003	205,000	102,500	—	—	—	—	923
General Merchandise Manager	2002	200,962	—	—	—	—	—	—
Joseph R. Vander Pluym	2004	204,615	26,250	—	—	—	—	145
Executive Vice President —	2003	190,000	71,250	—	—	—	—	—
Stores	2002	185,962	—	—	—	—	—	—

(1)	Reflects bonuses earned in fiscal year 2004 and fiscal year 2003, paid in the following year. No bonuses were earned for fiscal year 2002.

(2)	Applicable regulations set reporting thresholds for certain non-cash compensation if the aggregate amount is in excess of the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officers. The dollar value of this non-cash consideration for each named executive officer was less than the established reporting thresholds.

(3)	Consists of employer contributions to our 401(k) plan, except that in the case of Mr. Tusman the amounts also include $4,951 relating to premiums paid on a life insurance policy solely for the benefit of Mr. Tusman for each of fiscal years 2002, 2003 and 2004.

Option/ SAR Grants in Last Fiscal Year
      The following table sets forth information regarding stock options we granted during fiscal year 2004 to each of our named executive officers.
Aggregated Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation for
	Underlying	Granted to	Exercise or		Option Terms ($)(1)
	Options	Employees in	Base Price	Expiration
Name	Granted (#)(2)	Fiscal Year (%)	($/Share)	Date	5%($)	10%($)

Peter A. Edison	—	—	—	—	—	—
Michele A. Bergerac	20,000	6.6%	$7.75	2/10/2014	97,495	247,070
Stanley K. Tusman	15,000	4.9%	$7.75	2/10/2014	73,121	185,303
Mark D. Ianni	15,000	4.9%	$7.75	2/10/2014	73,121	185,303
Joseph R. Vander Pluym	40,000	13.1%	$7.75	2/10/2014	194,990	494,140

(1)	The dollar amounts in these columns are a result of calculations at stock appreciation rates specified by the Securities and Exchange Commission and are not intended to forecast actual future appreciation rates of our stock price.

(2)	Options consist of non-qualified options granted under the 2003 Plan at an exercise price of $7.75, the initial public offering price, on February 10, 2005. The options vest in five equal annual installments beginning on the first anniversary of the date of grant. For more information about options granted under the 2003 Plan, please see “Incentive Plans — 2003 Stock Option Plan” below.
Option Exercises
      The following table sets forth information regarding aggregate option exercises during fiscal year 2004 and the number and value of exercisable and unexercisable options to purchase our common stock held by the named executive officers as of January 1, 2005. None of the named executive officers exercised any of our stock options during fiscal year 2004.
Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired on	Value	January 1, 2005(1)		January 1, 2005(2)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter A. Edison	—	—	—	—	$—	$—
Michele A. Bergerac	—	—	116,321	20,000	1,167,863	46,000
Stanley K. Tusman	—	—	58,160	15,000	583,926	34,500
Mark D. Ianni	—	—	58,160	15,000	583,926	34,500
Joseph R. Vander Pluym	—	—	5,816	40,000	58,393	92,000

(1)	Includes options amended to be covered by our 2003 Stock Option Plan. For more information about our stock option plan, please see “Incentive Plans — 2003 Stock Option Plan.”

(2)	Based upon a fair market value of $10.05 per share of Common Stock, the closing price of a share of Common Stock on the Nasdaq National Market on January 1, 2005.

Incentive Plans

Bakers Footwear Group, Inc. Cash Bonus Plan
      Prior to the consummation of our initial public offering our board of directors and our shareholders approved the Bakers Footwear Group, Inc. Cash Bonus Plan, which we refer to as the “Cash Bonus Plan.” The material terms of the Cash Bonus Plan are outlined below.
      General Terms. The Cash Bonus Plan’s purpose is to further align the interests of management with our shareholders by providing management employees with cash incentives in addition to current compensation to attain certain performance goals and to attract and retain the services of competent management employees. The Cash Bonus Plan is also intended to provide qualified performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. Our Cash Bonus Plan was approved by our shareholders prior to the completion of our initial public offering. No additional amounts may be paid under the plan for any fiscal year beginning after December 31, 2007, unless the plan is again approved by our shareholders.
      Administration. The Cash Bonus Plan is administered by our compensation committee which must consist of at least three “outside” members of our board of directors (as defined in the plan). Our compensation committee has complete authority to interpret the Cash Bonus Plan, to prescribe, amend and rescind rules and regulations pertaining to it, and to make all other determinations necessary or advisable for the administration of the plan. Our board of directors may at any time amend the Cash Bonus Plan in any fashion or terminate the plan. However, our board cannot make any amendment which would cause bonuses payable under the plan to fail to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.
      Eligibility. All of our employees that we have classified as management employees are eligible to participate in the plan.
      Performance Goals. For each fiscal year beginning with fiscal year 2004, our compensation committee will, no later than the 90th day of the year, establish performance goals for that year, the results of which are substantially uncertain within the meaning of Section 162(m) of the Internal Revenue Code and regulations thereunder. These performance goals will be based on one or more of the following business criteria: sales growth; operating income; return on assets; stock price; earnings per share; cash flow; market share; costs; debt to equity ratio or earnings before interest, taxes, depreciation and amortization.
      Payment of Bonuses. At the time that the performance goals for the fiscal year are established, our compensation committee will also establish an objective formula for determining bonuses based on a specified percentage of annual base salary. This formula will be based on the attainment, in whole or in part, of the performance goals for that year. The maximum bonus payable to any participant for any fiscal year shall not exceed $1 million. The formula established for any fiscal year must preclude any discretion by the committee to increase the amount of the bonus under the Cash Bonus Plan. After the end of each fiscal year, our compensation committee must certify in writing whether the performance goals for that fiscal year have been attained, in whole or in part, and the bonus payable to each participant for that fiscal year, if any, will be determined in accordance with that certification. In the event a participant terminates employment with us during any fiscal year for any reason, that participant will not be entitled to receive any bonus under the plan for that year.

2003 Stock Option Plan
      General Terms. The Bakers Footwear Group, Inc. 2003 Stock Option Plan, which we refer to as the “2003 Plan,” was approved by our board of directors and our shareholders prior to the consummation of our initial public offering. The 2003 Plan provides for the grant of options intended to qualify as “incentive stock options” or “ISOs” under Section 422 of the Internal Revenue Code and options that are not intended to so qualify, which we refer to as “Nonqualified Stock Options.” Currently, all options outstanding are nonqualified stock options.

      Authorized Shares. The total number of shares of common stock reserved for issuance under the 2003 Plan is 868,992 (subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change), including 268,992 shares underlying immediately exercisable options with an exercise price of $0.01 per share under a predecessor stock option plan prior to our initial public offering. In connection with our initial public offering, those prior option holders amended their option awards generally to be covered by the 2003 Plan. Under the 2003 Plan, the maximum number of shares underlying ISOs is 600,000. Generally, shares covered by an award which is forfeited, canceled, or expires, shares withheld for tax purposes and shares repurchased are again available under the 2003 Plan. On February 10, 2004 we granted options to purchase 304,500 shares of common stock at an exercise price of $7.75 per share, 299,600 of which remain outstanding as of April 15, 2005. In March and April 2005, we granted options to purchase an aggregate of 194,700 shares of common stock at a weighted average exercise price of $11.30 per share, all of which remain outstanding as of April 15, 2005. All of the options granted in 2004 and 2005 under the 2003 Plan generally vest in five equal annual installments beginning on the first anniversary of the date of grant. As of April 15, 2005, 105,700 shares of common stock remain available for future issuance under the 2003 Plan (excluding shares to be issued upon exercise of outstanding options).
      Administration. The 2003 Plan is administered by the compensation committee of our board of directors, which selects the eligible persons to whom options will be granted. The compensation committee also determines the number of shares of common stock subject to each option, the exercise price therefor and the periods during which options are exercisable. Further, the compensation committee interprets the provisions of the 2003 Plan and, subject to certain limitations, may amend the 2003 Plan. The compensation committee must consist of two or more non-employee directors (as defined in the 2003 Plan) and has authority to appoint a subcommittee whose members qualify as “outside” directors under Section 162(m) of the Internal Revenue Code. This committee may delegate to our chief executive officer the authority to determine the individuals, except for executive officers, to whom, and the time at which and the terms upon which, options shall be granted. Each option granted under the 2003 Plan will be evidenced by a written agreement between us and the optionee.
      Eligibility. Options may be granted under the 2003 Plan to all employees (including officers) and directors of, and certain consultants and advisors to, us or any of our subsidiaries. The maximum number of shares underlying options which may be awarded to a participant under the plan is 100,000 per year, except that any new chief executive officer may be awarded twice this amount upon being named to that position.
      Terms of options. The exercise price for ISOs granted under the 2003 Plan may not be less than the fair market value of the shares of common stock on the date the option is granted, except for ISOs granted to shareholders holding 10% or more or our voting power must have an exercise price of not less than 110% of the fair market value of the shares of common stock on the date the option is granted. The exercise price and term for Nonqualified Stock Options is determined by our board of directors. ISOs granted under the 2003 Plan have a maximum term of ten years, except for grants to any 10% shareholders which are subject to a maximum term of five years. The exercise price of options granted under the 2003 Plan may be paid by check, our common stock or any combination of the foregoing in the discretion of the committee. Options granted under the 2003 Plan are not transferable, except by will and the laws of descent and distribution. The total amount of ISOs that may be exercised by any individual person in any fiscal year is limited; however, there is no such limit with respect to Nonqualified Stock Options. Our compensation committee reserves the right to condition the exercise of each option on our maintaining an effective registration statement relating to the common stock underlying the options.
      Termination of employment. Upon termination of employment for any reason, all vesting of options under the 2003 Plan stops. Thereafter, the time period in which the optionee may exercise vested options depends on the circumstances of termination. Generally, if the optionee retires, dies or is disabled (as defined in the 2003 Plan), this time period is one year. Generally, if the optionee voluntarily terminates employment, or employment terminates for any other reason, all unexercised options lapse. However, if the employment terminates with our consent and approval, then generally our compensation committee may, in its absolute discretion, permit the optionee to exercise vested options for the next three months. In any case, generally all options must be exercised within ten years of the date of grant.

      Change of control. The 2003 Plan generally provides that upon a change of control, all outstanding options immediately vest. The 2003 Plan generally defines a change of control as:

•	the acquisition of beneficial ownership of 50% or more of our common stock or combined voting power by any person, entity or group (as defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934), except for Peter Edison and Bakers;

•	specific changes to our incumbent board of directors; or

•	approval of a reorganization, merger or consolidation in which our then current shareholders would not thereafter own more than 50% of our voting stock.
      The 2003 Plan also provides that the compensation committee may make such determinations as it considers appropriate to adjust the number, exercise price and class of shares subject to each outstanding option and to the class of shares and number of options available under the plan by reason of stock dividends, recapitalizations, mergers, consolidations, spin-offs, split-offs, split-ups, combinations or exchanges of shares and the like.
Employment Contracts, Termination of Employment and Change-in-Control Arrangements
      We have entered into employment agreements with each of our named executive officers, which are summarized below. Each of our executive officers serves at the pleasure of our board of directors.
      Mr. Edison’s agreement has an initial term of three years, which commenced upon the consummation of our initial public offering. Mr. Edison’s agreement is renewable automatically for additional one year terms. The agreement may be immediately terminated by us for cause (as defined in the agreement). The agreement may also be terminated by us or Mr. Edison, without cause, upon 90 days notice by either party. As compensation for his services, Mr. Edison receives an annual base salary as determined by our compensation committee, which was increased to $316,000 per annum beginning in April 2005. Mr. Edison is also entitled to participate in bonus plans and other benefits that we establish from time to time, including our cash bonus plan. The agreement also provides that for the term of the agreement and for two years thereafter, Mr. Edison may not become employed by or interested directly or indirectly in or associated with any entity that competes with us in the sale at retail of women’s or men’s shoes.
      Mr. Edison’s employment agreement also provides that he is entitled to a payment upon the occurrence of a trigger event. For Mr. Edison, a trigger event is defined as: (i) his termination without cause, or (ii) following a change in control of the Company any of the following occurs: (a) a material reduction in his base salary, (b) Mr. Edison is not allowed to participate in bonus plans or (c) a material reduction in the nature or status of his duties or responsibilities. For this purpose, a change of control generally includes the acquisition by a person or group of more of our common stock than that held by Peter Edison.
      Upon the occurrence of a trigger event, Mr. Edison is entitled to a one time payment equal to three times his current base salary (as defined in the agreement).
      Ms. Bergerac’s agreement was entered into as of April 1, 2002 and had an initial term of three years, renewable automatically for additional three-year terms. The agreement has renewed for an additional three year term as of April 1, 2005. The agreement may be immediately terminated by us for cause (as defined in the agreement). The agreement may also be terminated by us or by Ms. Bergerac without cause upon 90 days notice by either party. As compensation for her services, Ms. Bergerac receives a base salary, which was increased to $316,000 per annum beginning in April 2005. Ms. Bergerac’s annual salary will be determined, or recommended to our board of directors for determination, by our compensation committee. Ms. Bergerac’s salary may not be less than her salary as of the effective date of her agreement, and she is entitled to participate in bonus plans and other benefits that we establish from time to time, including our Cash Bonus Plan. The agreement also provides that for the term of the agreement and for twelve months thereafter, Ms. Bergerac may not become employed by or interested directly or indirectly in or associated with certain of our competitors. If Ms. Bergerac is terminated for disability or without cause, she is entitled to severance pay equal to her monthly base salary at the time of termination multiplied by the lesser of the number of months remaining in the employment term or 18 months.
      Ms. Bergerac’s employment agreement also provides that she is entitled to a payment upon the occurrence of a trigger event. For Ms. Bergerac, a trigger event is defined as:

•	her not being selected chairman and chief executive officer after Peter Edison ceases to occupy those positions; or

•	within three years of her becoming our chairman and chief executive officer there is a material reduction in the nature or status of her duties and responsibilities, she is terminated without cause or there is a reduction in her overall compensation.
      Upon the occurrence of a trigger event, Ms. Bergerac is entitled to a one time payment equal to three times the sum of:

•	her current base salary (as defined in the agreement); and

•	the average bonus payments made by us to Ms. Bergerac in the two calendar years immediately preceding the trigger event.
      Mr. Tusman’s agreement was entered into in September 2002 for an initial term of two years, renewable automatically for additional two-year terms. The agreement renewed for an additional two year term in September 2004. The agreement may be immediately terminated by us for cause (as defined in the agreement). The agreement may also be terminated by us or Mr. Tusman, without cause, upon 90 days notice by either party. As compensation for his services, Mr. Tusman receives a base salary, which was increased to $245,000 per annum beginning in April 2005. Mr. Tusman’s annual salary will be determined, or recommended to our board of directors for determination, by our compensation committee. Mr. Tusman’s salary may not be less than his salary as of the effective date of his agreement, and he is entitled to participate in bonus plans and other benefits that we establish from time to time, including our Cash Bonus Plan. The agreement also provides that for the term of the agreement and for twelve months thereafter, Mr. Tusman may not become employed by or interested directly or indirectly in or associated with certain of our competitors. If Mr. Tusman is terminated for disability or without cause, he is entitled to severance pay equal to his monthly base salary at the time of termination multiplied by the lesser of the number of months remaining in the employment term or 18 months.
      Mr. Tusman’s employment agreement also provides that he is entitled to a payment upon the occurrence of a trigger event. For Mr. Tusman, a trigger event is defined as:

•	Peter Edison ceasing to be our Chairman and Chief Executive Officer of the Company and within two years

•	there is a material diminution in the nature or status of Mr. Tusman’s duties and responsibilities,

•	Mr. Tusman’s employment is terminated without cause, or

•	there is a reduction in his overall compensation;

•	Mr. Tusman is terminated without cause and subsequently within six months Peter Edison is no longer our Chairman and Chief Executive Officer of the Company; or

•	The Company’s home office is transferred out of the St. Louis metropolitan area.
      Upon the occurrence of a trigger event, Mr. Tusman is entitled to prepayment of his life insurance premiums for a period of two years and a one time payment equal to:

•	two times the sum of his current base salary (as defined in the agreement); and

•	the average bonus payments made by us to Mr. Tusman in the two calendar years immediately preceding the trigger event.

      Mr. Ianni’s agreement was entered into in December 2003 and has a term of one year, renewable automatically for additional one-year terms. The agreement renewed for an additional one year term in December 2004. The agreement may be immediately terminated by us for cause (as defined in the agreement). In the event of a change in control (as defined in the agreement), the agreement may also be terminated by us or Mr. Ianni, without cause upon 30 days notice by either party. As compensation for his services, Mr. Ianni receives a base salary, which was increased to $222,500 per annum beginning in April 2005. Mr. Ianni’s annual salary will be determined by our compensation committee. Mr. Ianni also is entitled to participate in bonus plans and other benefits that we establish from time to time, including our Cash Bonus Plan. The agreement also provides that for the term of the agreement and for twelve months thereafter, Mr. Ianni may not become employed by or interested directly or indirectly in or associated with certain of our competitors. If Mr. Ianni is terminated without cause due to a change in control, or such change in control results in a material diminution of the nature and status of his duties and responsibilities, he is entitled to severance pay equal to his monthly base salary at the time of termination multiplied by six months. If Mr. Ianni is terminated as a result of the elimination of his position, he is entitled to severance pay equal to his monthly base salary at the time of termination multiplied by three months.
      Mr. Vander Pluym’s agreement was entered into in December 2003 and has a term of one year, renewable automatically for additional one-year terms. The agreement renewed for an additional one year term in December 2004. The agreement may be immediately terminated by us for cause (as defined in the agreement). In the event of a change of control (as defined in the agreement), the agreement may also be terminated by us or Mr. Vander Pluym, without cause, upon 30 days notice by either party. As compensation for his services, Mr. Vander Pluym receives a base salary, which increased to $217,500 per annum beginning in April 2005. Mr. Vander Pluym’s salary may not be less than his salary as of the effective date of his agreement. Mr. Vander Pluym’s annual salary will be determined by our compensation committee. Mr. Vander Pluym also is entitled to participate in bonus plans and other benefits that we establish from time to time, including our Cash Bonus Plan. The agreement also provides that for the term of the agreement and for twelve months thereafter, Mr. Vander Pluym may not become employed by or interested directly or indirectly in or associated with certain of our competitors. If Mr. Vander Pluym is terminated without cause due to a change in control, or such change in control results in a material diminution of the nature and status of his duties and responsibilities, he is entitled to severance pay equal to his monthly base salary at the time of termination multiplied by six months. If Mr. Vander Pluym is terminated as a result of the elimination of his position, he is entitled to severance pay equal to his monthly base salary at the time of termination multiplied by six months.
Committee Reports
Report of the Compensation Committee on Executive Compensation
      The compensation committee of the board of directors, which is comprised of three non-employee directors, administers our executive compensation program. The committee works with management to develop compensation plans and is responsible for determining the compensation of each executive officer.
      Our executive compensation program is intended to align executive compensation with our business objectives and the executive’s individual performance and to enable us to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to our long-term success. In analyzing executive compensation, the committee is guided by the following principles: (i) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by other footwear and retail companies for officers in comparable positions so that we can attract and retain qualified executives, and (ii) individual compensation should include components which reflect both the financial performance of the Company and the performance of the individual. The Compensation Committee has hired a nationally-recognized independent consulting firm to help ensure that the salaries and compensation for the Company’s senior management are competitive with companies in the footwear and retail industries and to develop a long-term incentive plan for senior management.

      The compensation of our executive officers consists of a combination of base salary, bonuses and equity-based compensation. In general, our compensation program attempts to limit increases in salaries and favors bonuses based on performance measures and individual merit. The committee believes that executive compensation should be designed to motivate executives to increase shareholder value and further believes that executive officers can best increase shareholder value by managing our sales and operating results.

Base Salary
      The committee determines or recommends for determination the base salary for executives annually on a subjective basis in accordance with each officer’s respective employment agreement, based upon historical compensation levels of our executives and the individual performance of the executives in the preceding year. The Company targets executives’ annual salaries to be competitive with comparable companies in the footwear and retail industries with whom the Company competes for management. In the first quarter of fiscal year 2004, the committee determined to increase the base salaries of executive officers by an average of 10% in light of the operating results for fiscal year 2003, the successful completion of the initial public offering and other factors. In the first fiscal quarter of fiscal year 2005, the Committee determined to increase the base salaries of executive officers by an average of 3.5%, in light of the operating results for fiscal year 2005, the relative success of the Company in holding down expenses in a tough business environment in the second half of the year and other factors.

Cash Bonus Plan
      Bonuses for fiscal year 2004 are set forth in the Summary Compensation Table. These bonuses were paid during fiscal year 2005.
      These bonuses were the minimum amounts payable under the Company’s arrangements. In the future, the Committee expects that the bonuses for Peter Edison and Michele Bergerac may be based more heavily on overall Company financial performance than the bonuses for other executive officers.

Stock-Based Compensation
      The committee administers the Bakers Footwear Group, Inc. 2003 Stock Option Plan. Awards of stock options under the plan are intended to closely tie the long-term interests of our executives and our shareholders and to assist in the retention of executives. The committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. The committee’s determination of the size of option grants is generally intended to reflect an executive’s position with the Company and his or her contributions to the Company, without regard to his or her existing stock ownership. Options generally have a five-year vesting period to encourage key employees to continue in the employ of the Company. The committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. On February 10, 2004, the committee authorized the grant of options relating to 305,000 shares of common stock, of which 115,000 were granted to executive officers. In the first quarter of fiscal 2005, the committee authorized the grant of options relating to 200,000 shares, of which 85,000 were granted to executive officers.
      If the Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan is approved by the shareholders, it will be administered by the Committee. The purpose of the 2005 Plan is to create additional ways to further the strategic objectives of the Company and further align the economic interests of the participants with those of the Company. The Committee expects that if approved, awards under the 2005 Plan will displace, in part, stock option grants that might otherwise be made.

Chief Executive Officer Compensation
      Prior to the initial public offering completed in February 2004, Mr. Edison’s salary was determined by Mr. Edison, the sole director at the time, within the restrictions of his employment agreement. In the first quarter of fiscal year 2004, the committee increased Mr. Edison’s base salary to $305,000, based on the operating results for fiscal year 2003, the successful completion of the initial public offering and other factors.

In the first quarter of fiscal year 2005, the Committee increased Mr. Edison’s base compensation by 3.6%. The Committee made this increase in light of the operating results for fiscal year 2005, the relative success of the Company in holding down expenses in a tough business environment in the second half of the year and other factors.

Deductibility of Compensation
      The goal of the committee is to comply with the requirements of Section 162(m) of the Code, to the extent deemed practicable, with respect to options and our cash bonus program, as well as the limits approved by the Company’s shareholders, in order to avoid losing the deduction for compensation in excess of $1 million paid to one or more of the named executive officers. We have generally structured our compensation plans with the objective that amounts paid under those plans and arrangements are tax deductible. However, the committee may elect to provide compensation outside those requirements when it deems appropriate to achieve its compensation objectives.

COMPENSATION COMMITTEE

Andrew N. Baur, Chair
Timothy F. Finley
Scott C. Schnuck
April 22, 2005
Report of the Audit Committee
      The audit committee oversees the Company’s financial reporting process on behalf of your board of directors. Management is primarily responsible for the financial statements and reporting process including the systems of internal controls, while the independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.
      In this context, the committee has met and held discussions with management and the independent registered public accounting firm. The committee discussed with the Company’s independent registered public accounting firm the overall scopes and plans for its audit. The committee has met with representatives of the independent registered public accounting firm, with and without management present, and discussed the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management represented to the committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm, including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under the auditing standards of the Public Company Accounting Oversight Board.
      The Company’s independent registered public accounting firm also provided to the committee the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent registered public accounting firm that firm’s independence, including those matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU §380). The audit committee considered whether the provision by Ernst & Young, LLP of non-audit services, including tax services, was compatible with their independence.
      In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 1, 2005 for filing with the Securities and Exchange

Commission. The committee has retained Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2005.
      The members of the committee are not professionally engaged in the practice of auditing or accounting. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the advice and assurances of the independent registered public accounting firm. While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. This is the responsibility of management and the independent registered public accounting firm. Nor is it the duty of the committee to conduct investigations or to assure compliance with laws and regulations and the Company’s business conduct policies. Accordingly, the oversight provided by the committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal controls, that the financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or that the audit of the Company’s financial statements by the independent registered public accounting firm has been carried out in accordance with auditing standards of the Public Company Accounting Oversight Board.

AUDIT COMMITTEE

Harry E. Rich, Chair
Andrew N. Baur
Timothy F. Finley
April 22, 2005
Principal Accountant Fees and Services
      The following fees were paid to Ernst & Young LLP, our independent registered public accounting firm, for services rendered in fiscal year 2003 and fiscal year 2004:

	Amount Billed for
	Fiscal Year

Description of Professional Service	2003	2004

Audit Fees — professional services rendered for the audit of our annual financial statements, SEC registration statements, comfort letters and consents in connection with the initial public offering and for quarterly reviews of the financial statements	$620,779	$357,580
Audit-Related Fees — assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of financial statements	—	7,530
Tax Fees — professional services rendered by Ernst & Young LLP for tax compliance, tax consulting and tax planning	—	—
All Other Fees	—	—
Total Ernst & Young LLP Fees	$620,779	$365,110
      As described in the audit committee charter, which was adopted in February 2004, it is the audit committee’s policy and procedure to review and consider and ultimately pre-approve, where appropriate, all audit and non-audit engagement services to be performed by the independent registered public accounting firm. The audit committee’s pre-approval policy is attached to the audit committee charter which has been attached as Appendix A to our proxy statement for our 2004 Annual Meeting of Shareholders which was filed with the SEC. Generally, each year the audit committee reviews and approves the audit services and the estimated audit fees for the following year, with projections updated quarterly and the committee pre-approving any amounts exceeding original estimates. Annually, and otherwise as necessary, the committee reviews and approves all non-audit services and the estimated fees for such services for the current fiscal year. Recurring services are generally approved by category. Non-recurring services are generally approved by category as are individual projects exceeding a certain amount. Should an engagement need pre-approval before the next audit committee meeting, authority to grant approval is delegated to the audit committee chairman. The audit committee was formed after our initial public offering in February 2004. As a result, the committee did not pre-approve any of the services of Ernst & Young LLP prior to our initial public offering. The audit committee approved all of Ernst & Young LLP’s services after the initial public offering.

Stock Price Performance Graph
      Our common stock was not publicly traded until our initial public offering in February 2004. The following graph and chart compares the cumulative annual shareholder return of our common stock over the period commencing February 5, 2004, the first day that our common stock was quoted on the Nasdaq National Market, to that of the total return index for the Russell 2000 Index, which is a broad equity market index, and the Coredata Apparel Store Group Index, which is a published industry or line-of-business index, assuming an investment of $100 on February 5, 2004, until January 1, 2005, the end of our 2004 fiscal year. In calculating total annual shareholder return, reinvestment of dividends, if any, is assumed. The indices are included for comparative purposes only. They do not necessarily reflect management’s opinion that such indices are an appropriate measure of the relative performance of our common stock and are not intended to forecast or be indicative of future performance of our common stock.

	2/5/2004	4/3/2004	7/3/2004	10/2/2004	1/1/2005

Bakers Footwear Group, Inc.	100.00	139.53	122.80	97.10	122.44
Coredata Apparel Store Group Index	100.00	115.60	117.49	107.33	124.67
Russell 2000 Index	100.00	101.64	102.29	99.07	112.67
      In accordance with the rules of the SEC, the information contained in the Report of the Compensation Committee on Executive Compensation, the Report of the Audit Committee and the Stock Price Performance Graph, shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires all Company executive officers, directors, and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. We believe that during the fiscal year ended January 1, 2005, our executive officers, directors and persons owning more than 10% of any registered class of our capital stock timely complied with all applicable filing requirements. In making these disclosures, we relied solely on a review of copies of such reports filed with the Securities and Exchange Commission and furnished to us and written representations from certain of our executive officers and directors that no other reports were required.
General Information
Shareholder Proposals

Proposals Included in Proxy Statement
      Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2006 annual meeting and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than December 28, 2005, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement
      If a shareholder wishes to present a proposal at the Company’s annual meeting in 2006 or to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareholder must give advance written notice to the Company prior to the deadline for such meeting determined in accordance with the Company’s by-laws. For business to be properly brought before a meeting by a shareholder of record, or to nominate a person for election as a director, the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days’ notice or prior public notice of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the 10th day following the day on which such notice of the date of the meeting was mailed or on which such public notice was given. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to exercise of discretionary voting authority. Our restated bylaws contain specific requirements for the notice, which are summarized below. For nominations, a shareholder’s notice must set forth as to each proposed nominee:

•	the name, age, business and residential address, and principal occupation or employment of the nominee;

•	the class and number of shares of capital stock that are beneficially owned by such nominee on the date of such notice;

•	a description of all arrangements or understandings between the shareholder and each nominee and the name of any other person(s) pursuant to which the nomination(s) are to be made by the shareholder;

•	all other information relating to such shareholder(s) or any nominee(s) of such shareholder(s) that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934 and

•	a representation that the shareholder(s) intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice.
      For all other proposals, as to each matter of business proposed:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business;

•	the text of the business (including the text of any resolutions proposed and the language of any proposed amendment to our charter documents);

•	the name and address, as they appear in our shareholder records, of the shareholder(s) proposing such business;

•	the class and number of shares of the stock which are beneficially owned by the proposing shareholder(s);

•	any material interest of the proposing shareholder(s) in such business;

•	all other information relating to such shareholder that is required to be disclosed pursuant to Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934; and

•	a representation that the shareholder(s) intends to appear in person or by proxy at the meeting to propose such other business.
      Please see our restated bylaws for a more complete description of this process. Our shareholders may also provide recommendations for nominations, or may otherwise contact us. See “Information Regarding Board of Directors and Committees — Director Nominations” and “— Shareholder Communications Policy.”
Other Information
      The board of directors knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareholder proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the board of directors may recommend, unless, prior to the meeting, the board has eliminated that directorship by reducing the size of the board. The board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.
      The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Directors, officers or employees of the Company may solicit proxies on behalf of the Company. In addition, the Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company’s stock and obtaining their proxies.
      You are urged to vote promptly by marking, signing, dating, and returning your proxy card. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person.
Annual Report
      This proxy statement has been accompanied with or preceded by our Annual Report to Shareholders, which contains our Annual Report on Form 10-K, excluding exhibits, as filed with the SEC.

      We will provide a copy of our Annual Report on Form 10-K for our last fiscal year, without charge, to each person solicited, upon written request to our Secretary at our principal executive offices.

By Order of the Board of Directors,
BAKERS FOOTWEAR GROUP, INC.

LAWRENCE L. SPANLEY, JR.
Secretary
April 27, 2004

APPENDIX A
BAKERS FOOTWEAR GROUP, INC.
2005 INCENTIVE COMPENSATION PLAN

1.	Purpose of the Plan.
      The Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan (the “Plan”) has been established by Bakers Footwear Group, Inc., a Missouri corporation (the “Company”), to:

(a) attract and retain executive, managerial and other salaried employees;

(b) attract and retain consultants;

(c) attract and retain members of the Company’s Board of Directors (“Directors”);

(d) motivate participants, by means of appropriate incentives, to achieve long-range goals;

(e) provide incentive compensation opportunities that are competitive with those of other similar businesses; and

(f) further align a participant’s interests with those of the Company’s stockholders through compensation that is based on the Company’s common stock, and thereby promote the long-term financial interests of the Company, including the growth in value of the Company’s equity and enhancement of long-term stockholder returns.

2.	Awards Under the Plan.
      Awards granted under the Plan shall be performance share awards as described in Section 7 (“Performance Share Awards”), restricted stock awards as described in Section 8 (Restricted Stock Awards”), and awards based in stock other than Performance Share Awards or Restricted Stock Awards as described in Section 9.

3.	Stock Subject to the Plan.
      Two Hundred Fifty Thousand (250,000) shares of the authorized but unissued common stock, par value of $0.0001 per share, of the Company (“Common Stock”) have been allocated to the Plan for awards under the Plan. The Company may, in its discretion, use shares held in the Treasury in lieu of authorized but unissued shares. The number of shares allocated to the Plan shall be adjusted to reflect subsequent stock dividends, stock splits, reverse stock splits, and similar matters affecting the number of outstanding shares of Common Stock. In the event any award of shares related to Performance Share Awards or Restricted Stock Awards is cancelled, forfeited, terminated or otherwise expires on account of termination of a participant’s employment, failure to meet performance objectives, or for any other reason, the shares related to such award shall again be available for purposes of the Plan.

4.	Administration.
      The Plan shall be administered by the Committee referred to in Section 5 (the “Committee”). The Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Performance Share Awards, Restricted Stock Awards and Other Stock-Based Awards shall be granted and the number of shares to be subject to each award. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company’s success, and such other factors as the Committee, in its discretion, shall deem relevant. The Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Performance Share Awards, Restricted Stock Awards and Other Stock-Based Awards (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this Section 4 shall be conclusive.

5.	The Committee.
      The Committee shall be the Compensation Committee of the Board of Directors, or such other committee of the Board of Directors as may be authorized from time to time by the Board of Directors.

6.	Eligibility.
      Performance Share Awards, Restricted Stock Awards and Other Stock-Based Awards may be granted to:

(i) executive, managerial and other salaried employees, and consultants, of the Company, its subsidiaries or any subsidiary of its subsidiaries, who may, but need not be, officers of the Company, or of its subsidiaries or divisions, who are determined by the Committee in its discretion, to be important to the future success of the Company (which such determination shall be conclusively evidenced by a grant or award under this Plan); and

(ii) Directors.

7.	Performance Share Awards.
      (a) Performance Shares; Performance Objectives. Performance Shares shall not be issued at the time of award; a Performance Share Award shall represent the right to receive shares of Common Stock (or equivalent value) if specified performance objectives are achieved. The performance objectives may be established from time to time by the Committee. Performance objectives need not be the same in respect of all participants and may be established separately, at the time of each Performance Share Award, for the Company as a whole or for various groups, divisions and subsidiaries, or for individual participants, all as the Committee may determine, in its discretion. Performance objectives may include any of the measures described in Section 10(e) or any other measure, or multiple measures, the Committee may adopt.
      (b) Performance Share Awards. Performance Share Awards shall be made as follows:

(i) The Committee shall establish one or more performance programs, each with one or more specified objectives, and specified performance periods over which the specified objectives are targeted for achievement. The Committee may provide a minimum performance target and may provide for payment on a reduced scale if the targeted objective is not achieved but the minimum performance target is met or exceeded.

(ii) Eligible employees may be awarded Performance Shares in any one or more of the performance programs. Awards in any program shall be made to one or more eligible employees as determined by the Committee. The number of shares per award and the award frequency shall be determined at the discretion of the Committee. In making its determination of who shall be participants in any performance program, the Committee shall take into account such factors as the Committee deems relevant, including but not limited to, in its discretion, the participant’s level of responsibility, job performance, level and types of compensation, and number of shares of Common Stock owned. The Committee may require the participant to own shares of Common Stock as it may determine to be appropriate, to require the participant to provide proof of ownership of such shares and to report any sales or other disposition of shares during the performance period.

(iii) The Committee may determine terms and conditions for any performance program or Performance Share Award, including vesting conditions, in the payment of Performance Share Awards following the end of the performance period.

(iv) Upon the granting of any Performance Share Award by the Committee, the participant shall be advised of the number of Performance Shares awarded to him and of the terms of the Performance Share Award in a written Notice of Award given to the participant.

      (c) Performance Share Distribution. Following the end of a performance period, the Committee shall determine whether the performance targets are met and, if applicable, whether any minimum performance target is met and the percentage or amount by which the performance target has been met. Distributions shall be made in shares of Common Stock (which may include stock with restrictions attached), or equivalent value of such Common Stock in cash, in the Committee’s discretion. Stock or cash may be withheld to satisfy the participant’s tax withholdings for such award or any other award made under this Plan.
      (d) Conditions to Payments. Except as otherwise herein provided or determined by the Committee, a participant, in order to be entitled to receive any payment in respect of Performance Share Awards, must be in the employ of the Company or a subsidiary of the Company on the expiration of the relevant performance and/or employment period and must have been continuously in the employ of the Company or a subsidiary from the time of the Performance Share Award except for leaves of absence which may be approved by the Committee. No vested interest in any shares under the Performance Share Awards shall accrue during the term of the performance or employment period and no payment in respect of the Performance Share Awards shall be required to be made to any participant whose employment with the Company or a subsidiary is terminated, with or without cause, prior to the time he is entitled to receive a distribution hereunder; provided, however, that the Committee, in its absolute discretion, may make such full, pro-rata, or no share distribution as it may determine, to a participant whose employment terminates on account of death, disability, retirement or otherwise prior to the time the participant is entitled to receive distribution in respect of Performance Share Awards. If termination is on account of death, the Committee may make any distribution it authorizes to the participant’s surviving spouse, heirs or estate, as the Committee may determine.
      (e) Amendment of Program or Award. Subject to Section 10(f), the Committee, in regard to any performance program adopted by it, may thereafter change or modify the terms of the program or any Performance Share Award in its discretion.
      (f) No Rights. The grant of Performance Share Awards shall create no rights in such participant as a shareholder of the Company until such time and to the extent that the participant is delivered shares of Common Stock in satisfaction of such participant’s Performance Share Awards, Restricted Stock Awards or Other Stock-Based Awards.
      (g) Maximum. The maximum number of Performance Shares which may be awarded to any individual for any performance period shall be 100,000 shares (subject to the anti-dilution provisions in Section 3).

8.	Restricted Stock Awards.
      (a) Grant of Restricted Stock Awards. The Committee may grant eligible employees awards of shares of restricted stock (“Restricted Stock Awards”), including but not limited to awards of shares of performance-accelerated restricted stock. The terms and conditions of such awards, including restrictions on transfer or on the ability of the participant to make elections with respect to the taxation of the award without the consent of the Committee, shall be determined by the Committee. Unless otherwise provided in a Restricted Stock Award, the Restricted Shares granted thereunder shall be forfeited automatically by a participant whose employment with the Company or a subsidiary is terminated, with or without cause, prior to the vesting of the Restricted Shares. Notwithstanding the foregoing, the Committee may, in its absolute discretion, vest such Restricted Shares in full, pro-rata, or not at all, as it may determine, to a participant whose employment terminates on account of death, disability, retirement or otherwise prior to the vesting of the Restricted Stock Award. If termination is on account of death, the Committee may in its absolute vest such Restricted Shares in the participant’s surviving spouse, heirs or estate, in such portion or no portion as the Committee may determine.
      (b) Voting and Dividends. The participant awarded a Restricted Stock Award shall be entitled to receive dividends payable on, and to vote, the Restricted Stock covered by such Award, unless provided otherwise in the Restricted Stock Award. The grant of Restricted Stock Awards shall create no other rights in such participant as a shareholder of the Company until such time as such shares are vested, unless otherwise determined by the Committee.

      (c) Holding of Shares. Unless otherwise provided or allowed by the Committee, prior to the vesting of a Restricted Stock Award, the Company or its designee shall hold the Restricted Shares covered by such Award, and such Restricted Shares may not be sold, exchanged, gifted, transferred or hypothecated in any manner whatsoever. Upon the vesting of any Restricted Shares, the Company may withhold shares of stock to satisfy tax withholding obligations.
      (d) Maximum. The maximum number of Restricted Shares which may be awarded to any individual for any one year shall be 100,000 shares (subject to the anti-dilution provisions in Section 3).

9.	Other Stock-Based Awards.
      The Committee may from time to time grant Other Stock-Based Awards including without limitation those awards pursuant to which shares may be acquired in the future, such as awards denominated in Common Stock, stock units, securities convertible into Common Stock and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Agreement for, the terms and conditions of such Other Stock-Based Awards. The Committee may, in its sole discretion, direct the Company to issue shares of Common Stock in respect of Other Stock-Based Awards subject to restrictive legends, stop transfer instructions or other restrictions as it may deem appropriate. The grant of Other Stock-Based Awards to a participant in the Plan shall create no rights in such participant as a shareholder of the Company until such time and to the extent that the participant is delivered shares of Common Stock in satisfaction of such participant’s Other Stock-Based Awards. The maximum number of shares subject to Other Stock-Based Awards which may be awarded to any individual for any year shall be 100,000 shares (subject to the anti-dilution provisions in Section 3).

10.	Additional Provisions.
      (a) No adjustment shall be made in the shares awarded on account of cash dividends which may be paid, or other rights which may be issued to, the holders of Common Stock during the term of the Plan except as stated in Section 11 below.
      (b) No participant in the Plan shall have any right because of being a participant in the Plan to continue in the employ of the Company or of any of its subsidiaries for any period of time, or any right to a continuation of the participant’s present or any other level of compensation; and such rights and powers as the Company now has or which it may have in the future to dismiss or discharge any participant from employment or to change the assignments of any participant are expressly reserved to the Company.
      (c) The Company, at the time any distribution is made under the Plan, shall, where required, withhold shares or cash in the amount necessary to satisfy the tax withholding requirements in respect of such distribution, provided that in the option and at the discretion of the Company a participant may pay to the Company such cash amount as may be necessary to satisfy tax withholding requirements.
      (d) Shares of Common Stock delivered pursuant to the terms of the Plan will either be Treasury shares of Common Stock acquired prior to or during the term of the Plan, or authorized but unissued shares of Common Stock as determined by the Company. Subject to the approval of the Plan by the stockholders of the Company, the Directors and officers of the Company are authorized to take such action as may be necessary to provide for the issuance of any and all of the shares which may be necessary to satisfy the Company’s obligations hereunder and to cause said shares to be included or listed on the Nasdaq Stock Market or the New York Stock Exchange and any other markets or stock exchanges on which Common Stock may at such time be included or listed. Shares of Common Stock delivered to participants hereunder in satisfaction of Performance Shares, Restricted Stock Awards or Other Stock-Based Awards may be restricted stock under the Securities Act of 1933, as presently amended, and the certificates for such shares may have a legend imprinted thereon restricting the resale of said shares except in a registered offering or pursuant to an available exemption from registration. The Company may but is under no obligation to register shares of Common Stock issuable pursuant to the Plan.

      (e) The performance criteria for Performance Share Awards, Restricted Stock Awards and Other Stock-Based Awards made to any “covered employee” (as defined in section 162(m) of the Code), and which are intended to qualify as “performance-based compensation” (as defined in section 162(m) of the Code) (a “162(m) Award”), shall consist of objective tests based on one or more of the following: earnings; sales; sales growth; cash flow; profitability; customer satisfaction; investor relations; revenues; financial return ratios; market performance; shareholder return and/or value; operating profits (including earnings before income taxes, depreciation and amortization); net profits or income; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; gross margin; operating margin; net margin; expense margins; EBIT margin; EBIT growth; EBITDA margin; EBITDA growth; net assets; working capital; asset turnover; working capital turnover; accounts receivable turnover; accounts payable turnover; inventory turnover; inventory days outstanding; accounts receivable days outstanding; accounts payable days outstanding; debt to equity; debt to capital; current ratio; return on equity; return on assets; return on net assets; return on average assets; return on invested capital; return on gross assets; cash flow return on investment; price to earnings ratio; market to book ratio; market to capital ratio; cost of capital; cost of debt; cost of equity; market risk premium; stock price appreciation; total shareholder return; economic value added; economic profit; sales growth percents; cash flow growth year over year; return on total capital, or any combination of the foregoing. Performance criteria may be measured solely on a corporate, subsidiary, business unit or individual basis, or a combination thereof. Satisfaction of Common Stock ownership guidelines may also be a prerequisite to payment. If the applicable performance criteria under a 162(m) Award are achieved for a given performance period, the Committee has full discretion to reduce or eliminate the amount otherwise payable for that performance period. Under no circumstances may the Committee use discretion to increase the amount payable to a participant under a 162(m) Award.
      (f) In no event shall the total distributions under this Plan exceed the value of the shares reserved under Section 3 of the Plan (or as said number may be adjusted as provided in Section 11 below).
      (g) Payments, or distributions of stock, will be made no later than two and a half months following the end of the calendar year in which the performance objectives are met or the shares covered by any award are vested.

11.	Adjustments Upon Changes in Capitalization or Corporate Acquisitions.
      In the event of stock dividends, stock splits, or reverse stock splits, affecting the number of shares of Common Stock during the term of the Plan, appropriate revision may be made in the discretion of the Committee (i) in the targeted growth objectives of Performance Share Awards, and (ii) in the shares awarded to reflect the effect of such stock dividend, stock split or reverse stock split on the interests of the recipients of Performance Share Awards, Restricted Stock Awards or Other Stock-Based Awards under the Plan. In the event of a special, non-recurring distribution of cash, securities or otherwise, with respect to Common Stock, the Committee may pay such special bonus or take such other action with respect to Performance Share Awards, Restricted Stock Awards or Other Stock-Based Awards as it deems just and equitable to reflect such distribution, but in no event shall the total number of shares used under the Plan exceed the number authorized under Section 3 (as may be adjusted pursuant to the first sentence of this Section).

12.	Amendment and Termination.
      Either the Board of Directors or the Committee may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable; provided, however, that neither the Board of Directors nor the Committee may, without further approval by the holders of Common Stock change the class of employees to whom Performance Share Awards, Restricted Stock Awards or Other Stock-Based Awards may be granted, or make any modification which, by applicable law or rule, requires such approval.

13.	Effectiveness of the Plan.
      The Plan shall become effective upon adoption by the Board of Directors or the Committee subject, however, to its further approval by the shareholders of the Company within twelve (12) months of the date the Plan is adopted by the Board of Directors or the Committee at a regular meeting of the shareholders or at a special meeting duly called and held for such purpose. Grants of Performance Share Awards, Restricted Stock Awards, and Other Stock-Based Awards may be made prior to such shareholder approval, but all Performance Share Awards, Restricted Stock Awards and Other Stock-Based Awards made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such Performance Share Awards, Restricted Stock Awards and Other Stock-Based Awards shall not be effective for any purpose.

14.	Time of Granting Performance Share Awards, Restricted Stock Awards and Other Stock-Based Awards.
      A Performance Share Award, Restricted Stock Award or Other Stock-Based Award under the Plan shall be deemed to be made on the date the Committee or its designee, by formal action of the Committee or its designee duly recorded, makes an award of a Performance Share Award, Restricted Stock Award or Other Stock-Based Award to an eligible employee of the Company or its subsidiaries (but in no event prior to the adoption of the Plan by the Board of Directors or the Committee), provided that such Performance Share Award, Restricted Stock Award or Other Stock-Based Award is evidenced by a written notice of award of the Performance Share Award, Restricted Stock Award or Other Stock-Based Award duly executed on behalf of the Company.

16.	Term of Plan.
      This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board of Directors or the Committee, and Performance Share or Restricted Stock Award or Other Stock-Based Award shall be granted hereunder after the expiration of such ten-year period. Performance Share Awards, Restricted Stock Awards or Other Stock-Based Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

17.	Change of Control
      (a) Definition. “Change of Control” as used in this Plan shall mean:

(i) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (“1934 Act”) (excluding, for this purpose, our Chairman of the Board and Chief Executive Officer on the date that this Plan is adopted, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of 50% or more of either the then-outstanding shares of Common Stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(ii) Individuals who, as of the date of the adoption of the Plan, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors) shall be, for purposes of this paragraph, considered as though such person were a member of the Incumbent Board; or

(iii) Approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation would not immediately thereafter own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

      (b) Performance Share Awards. In the event of a Change of Control, Participants then holding awards of Performance Shares shall be entitled to receive such Shares (or equivalent value), free of any conditions and as if the specified performance periods had elapsed and the performance objectives relating thereto had been fully achieved; and in this event the holders of Performance Shares shall be entitled to full payment therefor, in Common Stock and in cash, or in such combination of stock and cash as determined by the Committee. For the purpose hereof the date of the expiration of the applicable performance period shall be deemed to be the date as of which any Change of Control shall occur.
      (c) Restricted Share Awards. In the event any Change of Control shall occur the vesting period for Restricted Shares then outstanding shall be accelerated, and conditions shall be deemed to be satisfied so that the holders of such Restricted Shares shall immediately, and without any action by the Committee, hold said Shares fully vested and without any continuing restrictions thereon, excepting, however, such restrictions, if any, as may then be applicable under state or federal securities laws.
      (d) Other Stock-Based Awards. Participants who receive Other Stock-Based Awards shall have such rights in the event of a Change of Control as determined by the Committee at the time such Award is originally made, or if not such additional rights are given at such time, at any time prior to or following such Change of Control.
      As Approved by the Board of Directors on March 10, 2005.

BAKERS FOOTWEAR GROUP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Please complete, date, sign and mail the
detached proxy card in the enclosed postage-prepaid envelope.

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE BUT THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED, FOR THE PROPOSAL TO APPROVE THE BAKERS FOOTWEAR GROUP, INC. 2005 INCENTIVE COMPENSATION PLAN, FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
Please mark your votes like this	☒

1.	ELECTION OF DIRECTORS	FOR ALL NOMINEES LISTED	WITHHOLD AUTHORITY FOR ALL NOMINEES LISTED
		☐	☐
To elect as directors to serve until the Company’s next annual meeting.

Nominees: Peter A. Edison, Michele A. Bergerac, Andrew N. Baur, Timothy F. Finely, Harry E. Rich, Scott C. Schnuck

(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.)

		FOR	AGAINST	ABSTAIN
2.	PROPOSAL TO APPROVE THE BAKERS FOOTWEAR	☐	☐	☐
GROUP, INC. 2005 INCENTIVE COMPENSATION PLAN

3.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:	☐	☐	☐

Ratification of Ernst & Young, LLP as the Company’s independent registered public accounting firm for fiscal year 2005.

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

	If you personally plan to attend the Annual Meeting of Shareholders, please check the box below and list names of attendees on the reverse side.			☐

I/We do plan to attend the 2005 meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signed:	Date:	, 2005	Signed:	Date:	, 2005

IMPORTANT: Please sign exactly as your name(s) appear above. If stock is held jointly, all joint owners must sign. Executors, administrators, trustees, guardians, custodians, corporate officers and others signing in a representative capacity should put their full title.

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REVOCABLE PROXY

BAKERS FOOTWEAR GROUP, INC.
ANNUAL MEETING OF SHAREHOLDERS — JUNE 7, 2005
This Proxy is solicited on behalf of the Board of Directors of Bakers Footwear Group, Inc.

The undersigned shareholder(s), revoking all prior proxies, hereby appoint(s) Lawrence L. Spanley, Jr. and David M. Klemm, or either of them, the true and lawful attorneys-in-fact, agents and as proxies for the undersigned, with full power of substitution, to act and to vote all of the common stock of Bakers Footwear Group, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at 2815 Scott Avenue St. Louis, MO 63103 on Tuesday, June 7, 2005, at 10:30 a.m., or at any adjournment or adjournments thereof. The proxies are directed to vote as instructed on the matters set forth on this card and all other matters at their discretion which may properly come before the meeting. The matters listed on the reverse side were proposed by the Company. The undersigned acknowledges that he/she has received a copy of the Notice of Annual Meeting and Proxy Statement.

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

NAMES OF ATTENDEE(S):

(continued on the reverse side)